Exhibit 4.8

PURCHASE CONTRACT AGREEMENT

DATED AS OF [•], 20[•]

Aegon Ltd.,

AEGON Funding Company LLC

AND

[•],

as Purchase Contract Agent

i

4. The Notes	26

4.1 Interest Payments; Rights to Interest Payments Preserved	26
4.2 Notice and Voting	27
4.3 Redemption	27

5. The Purchase Contracts	28

5.1 Purchase of Shares of Common Stock Issuance of Purchase Contracts	28
5.2 Remarketing; Payment of Purchase Price	31
5.3 Issuance of Shares of Common Stock	35
5.4 Adjustment of Settlement Rate	36
5.5 Notice of Adjustments and Certain Other Events	45
5.6 Termination Event; Notice	46
5.7 Early Settlement	46
5.8 Automatic Settlement	48
5.9 No Fractional Shares	48
5.10 Charges and Taxes	49
5.11 Contract Adjustment Payments	49
5.12 Deferral of Contract Adjustment Payments	54
5.13 Additional Amounts	55

6. Remedies	57

6.1 Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock	57
6.2 Restoration of Rights and Remedies	57
6.3 Rights and Remedies Cumulative	58
6.4 Delay or Omission Not Waiver	58
6.5 Undertaking for Costs	58
6.6 Waiver of Stay or Extension Laws	58

7. The Purchase Contract Agent	59

7.1 Certain Duties and Responsibilities	59
7.2 Notice of Default	60
7.3 Certain Rights of Purchase Contract Agent	60
7.4 Not Responsible for Recitals or Issuance of Units	61
7.5 May Hold Units	62
7.6 Money Held in Custody	62
7.7 Compensation and Reimbursement	62
7.8 Corporate Purchase Contract Agent Required; Eligibility	63
7.9 Resignation and Removal; Appointment of Successor	63
7.10 Acceptance of Appointment by Successor	64
7.11 Merger, Conversion, Consolidation or Succession to Business	65
7.12 Preservation of Information	65
7.13 No Obligations of Purchase Contract Agent	65
7.14 Tax Compliance	65

ii

8. Supplemental Agreements	66

8.1 Supplemental Agreements Without Consent of Holders	66
8.2 Supplemental Agreements with Consent of Holders	66
8.3 Execution of Supplemental Agreements	67
8.4 Effect of Supplemental Agreements	68
8.5 Reference to Supplemental Agreements	68

9. Consolidation, Amalgamation, Merger, Conveyance, Transfer or Lease	68

9.1 Covenant Not to Consolidate, Amalgamate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions	68
9.2 Rights and Duties of Successor Person	69

10. Covenants	69

10.1 Performance under Purchase Contracts	69
10.2 Maintenance of Office or Agency	70
10.3 Issuers to Reserve Common Stock	70
10.4 Covenants as to Common Stock	70
10.5 Statements of Officers of the Issuers as to Default	70
10.6 ERISA	71
10.7 Tax Treatment	71

iii

Dated as of [•], 20[•],

AMONG:

(1)	Aegon Ltd., an exempted company limited by shares registered under the laws of Bermuda;

(2)	AEGON Funding Company LLC, a limited liability company formed under the laws of the State of Delaware (each of Aegon Ltd. and AEGON Funding Company LLC, an Issuer and, collectively, the Issuers); and

(3)	[•], a national banking association, acting as purchase contract agent (the “Purchase Contract Agent”).

RECITALS:

(A)	The Issuers have duly authorized the execution and delivery of this Agreement (as defined herein) and the Certificates evidencing the Units (each as defined herein).

(B)

All things necessary to make the Purchase Contracts (as defined herein), when the Certificates are executed by the Issuers and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Issuers, and to constitute these presents a valid agreement of the Issuers, in accordance with its terms, have been done.

For due and adequate consideration, the parties hereby agree as follows:

1.	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1	Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with international financial reporting standards as issued by the International Accounting Standards Board;

(c) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

(d) the following terms have the meanings given to them in this Section 1.1(d):

Act has the meaning, with respect to any Holder, set forth in Section 1.4.

Additional Amounts has the meaning set forth in Section 5.13.

Adjusted Applicable Market Value has the meaning set forth in Section 5.1.

Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

Agreement means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

Applicable Market Value has the meaning set forth in Section 5.1.

Applicants has the meaning set forth in Section 7.12(b).

Bankruptcy Code means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

Beneficial Owner means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

Board of Directors means the board of directors of the respective Issuer, as the case may be, or a duly authorized committee of that board authorized to act for it in respect thereof.

Board Resolution means one or more resolutions of the Board of Directors, a copy of which has been certified by the Corporate Secretary or an Assistant Secretary of the relevant Issuer, as the case may be, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

Book-Entry Interest means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.6.

Business Day means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in New York City, New York are authorized or required by applicable law, regulation or executive order to remain closed or a day on which the Indenture Trustee or the Collateral Agent is closed for business; provided that for purposes of Section 1.12(b) only, the term Business Day shall also be deemed to exclude any day on which DTC is closed.

Cash Merger has the meaning set forth in Section 5.4(b).

Cash Merger Early Settlement has the meaning set forth in Section 5.4(b).

Cash Merger Early Settlement Amount has the meaning set forth in Section 5.4(b).

Cash Merger Early Settlement Date has the meaning set forth in Section 5.4(b).

Cash Settlement has the meaning set forth in Section 5.2(b).

Certificate means a Corporate Units Certificate or a Treasury Units Certificate.

Closing Price has the meaning set forth in Section 5.1.

Code means the Internal Revenue Code of 1986, as amended.

Collateral has the meaning set forth in Section 1.1(c) of the Pledge Agreement.

Collateral Account has the meaning set forth in Section 1.1(c) of the Pledge Agreement.

Collateral Agent means [•], a banking corporation with trust powers, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter Collateral Agent shall mean the Person who is then the Collateral Agent thereunder.

Collateral Substitution means (i) with respect to a Corporate Unit, the substitution for the Pledged Note included in such Corporate Unit by Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Pledged Note, or (ii) with respect to a Treasury Unit, the substitution for the Pledged Treasury Securities included in such Treasury Unit by Notes in an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Pledged Treasury Securities.

Common Stock means the common shares of Aegon Ltd., par value €0.12 per share, or such other securities as may be designated in an Issuer Order.

Issuer means each Person named as an Issuer in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter Issuer shall mean each such successor.

Constituent Person has the meaning set forth in Section 5.4(b).

Contract Adjustment Payments means the payments payable by the Issuers on the Payment Dates in respect of each Purchase Contract, at a rate per year equal to the percentage of the Stated Amount per Purchase Contract set forth in the applicable Issuer Order.

Corporate Trust Office means the office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office is located at [•].

Corporate Unit means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of the Notes, subject to the Pledge thereof, and the related Purchase Contract.

Corporate Units Certificate means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

Current Market Price has the meaning set forth in Section 5.4(a).

Custodial Agent means [•], a banking corporation with trust powers, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter Custodial Agent shall mean the Person who is then the Custodial Agent thereunder.

Deferred Contract Adjustment Payments has the meaning provided in Section 5.12.

Depositary means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the Units as contemplated by Sections 3.06 and 3.08.

Depositary Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

DTC means The Depository Trust Company.

Early Settlement has the meaning set forth in Section 5.7.

Early Settlement Amount has the meaning set forth in Section 5.7.

Early Settlement Date has the meaning set forth in Section 5.7.

Early Settlement Rate has the meaning set forth in Section 5.7.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

Excluded Additional Amounts has the meaning set forth in Section 5.13.

Expiration Date has the meaning set forth in Section 1.4(e).

Expiration Time has the meaning set forth in Section 5.4(a).

Extension Period has the meaning set forth in Section 5.12(a).

Failed Remarketing has the meaning set forth in Section 5.2(c).

Global Certificate means a Certificate that evidences all or part of the Units and is registered in the name of the Depositary or a nominee thereof.

Holder means, with respect to a Unit, the Person in whose name the Unit evidenced by a Certificate is registered in the Security Register; provided, however, that solely for the purpose of determining whether the Holders of the requisite number of Units have voted on any matter (and not for any other purpose hereunder), if the Unit remains in the form of one or more Global Certificates and if the Depositary that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Units are credited on the record date, the term Holder shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

Indenture means the Indenture, dated as of October 11, 2001, between the Issuers and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein).

Indenture Trustee means The Bank of New York Mellon Trust Company, N.A. as successor to Citibank, N.A., as trustee under the Indenture, or any successor thereto.

Issuer Order or Issuer Request means a written order or request signed in the name of the Issuers by (i) either its Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either its Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or one of its Assistant Secretaries, and delivered to the Purchase Contract Agent.

Non-Electing Share has the meaning set forth in Section 5.4(b).

Notes means the series of notes designated in the applicable Issuer Order to be issued by the Issuers under the Indenture.

NYSE has the meaning set forth in Section 5.1.

Officers’ Certificate, when used regarding an Issuer, means a certificate signed by (i) the Chairman of its Board of Directors, a Vice Chairman of its Board of Directors, its President, Chief Executive Officer, Chief Financial Officer, any Vice President, and (ii) either the Issuer’s Treasurer, Controller, an Assistant Treasurer, the Assistant Controller, the Secretary or an Assistant Secretary of the Issuers, and delivered to the Purchase Contract Agent.

Opinion of Counsel means a written opinion of counsel, who may be counsel to the Issuers (and who may be an employee or other counsel of any Issuer).

Outstanding Units means, with respect to any Unit and as of the date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

(i) if a Termination Event has occurred, (x) Corporate Units for which the underlying Notes have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such Corporate Units and (y) Treasury Units for which the underlying Treasury Securities have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such Treasury Units;

(ii) Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement;

(iii) Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the Units evidenced by such Certificate are valid obligations of the Issuers; and

(iv) Units so designated in the applicable Issuer Order;

provided, however, that in determining whether the Holders of the requisite number of the Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Issuers or any Affiliate of the Issuers shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Units so owned that have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Units and that the pledgee is not the Issuers or any Affiliate of the Issuers.

Payment Date means the dates to be specified in the applicable Issuer Order.

Permitted Investments has the meaning set forth in the Pledge Agreement.

Person means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

Plan means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

Pledge means the pledge under the Pledge Agreement of the Notes, the Treasury Securities or other securities designated in the applicable Issuer Order constituting a part of the Units.

Pledge Agreement means the Pledge Agreement among the Issuers, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Units, as amended from time to time.

Pledged Notes has the meaning set forth in the Pledge Agreement.

Pledged Treasury Securities has the meaning set forth in the Pledge Agreement.

Predecessor Corporate Units Certificate of any particular Corporate Units Certificate means previous Corporate Units Certificates evidencing all or a portion of the rights and obligations of the Issuers and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Units Certificate shall be deemed to evidence the same rights and obligations of the Issuers and the Holder as the mutilated, destroyed, lost or stolen Corporate Units Certificate.

Proceeds has the meaning set forth in the Pledge Agreement.

Prospectus means the prospectus relating to the delivery of shares of any securities in connection with an Early Settlement pursuant to Section 5.7 or a Cash Merger Early Settlement of Purchase Contracts pursuant to Section 5.4(b)(ii), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

Purchase Contract means, with respect to any Unit, the contract forming a part of such Unit and obligating the Issuers to (i) sell, and the Holder of such Unit to purchase, shares of Common Stock or such other securities as may be set forth in an Issuer Order and (ii) pay the Holder thereof Contract Adjustment Payments, in each case on the terms and subject to the conditions set forth in Article Five hereof.

Purchase Contract Agent means the Person named as the Purchase Contract Agent in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter Purchase Contract Agent shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

Purchase Contract Settlement Date means the date for that purpose set forth in the applicable Issuer Order.

Purchase Contract Settlement Fund has the meaning set forth in Section 5.3.

Purchase Price has the meaning set forth in Section 5.1.

Purchased Shares has the meaning set forth in Section 5.4(a)(vi).

Put Right has the meaning set forth in the applicable Issuer Order.

Record Date for any distribution and Contract Adjustment Payment payable on any Payment Date means, as to any Global Certificate or any other Certificate, the first day of the month in which the relevant Payment Date falls unless otherwise specified in the applicable Issuer Order.

Reference Price has the meaning set forth in Section 5.1.

Registration Statement means a registration statement under the Securities Act prepared by the applicable Issuers covering, inter alia, the delivery by the Issuers of any securities in connection with an Early Settlement on the Early Settlement Date or a Cash Merger Early Settlement of Purchase Contracts on the Cash Merger Early Settlement Date under Section 5.4(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

Remarketing means the remarketing of the Notes by the Remarketing Agent pursuant to the Remarketing Agreement.

Remarketing Agent means the entity designated in the applicable Issuer Order, or any successor remarketing agent appointed by the Issuers pursuant to the Remarketing Agreement.

Remarketing Agreement means the Remarketing Agreement, designated in the applicable Issuer Order among the Issuers, the Remarketing Agent and the Purchase Contract Agent, as amended from time to time.

Remarketing Date means the third Business Day immediately preceding the Purchase Contract Settlement Date.

Remarketing Fee has the meaning set forth in Section 5.2(a).

Reorganization Event has the meaning set forth in Section 5.4(b).

Reset Rate has the meaning set forth in the applicable Issuer Order.

Responsible Officer means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned by the Purchase Contract Agent to administer this Purchase Contract Agreement.

Rights has the meaning set forth in Section 5.4(a).

Rights Agreement has the meaning set forth in Section 5.4(a).

Securities Act means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

Securities Intermediary means [•], a banking corporation with trust powers, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter Securities Intermediary shall mean such successor or any subsequent successor who is appointed pursuant to the Pledge Agreement.

Security Register and Security Registrar have the respective meanings set forth in Section 3.5(a).

Senior Indebtedness has the meaning set forth in the applicable Issuer Order.

Separate Notes means Notes that are no longer a component of Corporate Units.

Settlement Rate has the meaning set forth in Section 5.1.

Stated Amount means $25.00 or such other amount.

Successful Remarketing has the meaning set forth in Section 5.2(a)(i).

Taxes has the meaning set forth in Section 5.13.

Taxing Jurisdiction has the meaning set forth in Section 5.13.

Termination Date means the date, if any, on which a Termination Event occurs.

Termination Event means the occurrence of any of the following events:

(i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Issuers to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Issuers or any other similar applicable Federal or state law and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuers or of its property, or for the termination or liquidation of its affairs, shall have been entered and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days;

(iii) at any time on or prior to the Purchase Contract Settlement Date, the Issuers shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(iv) at any time as provided in the applicable Issuer Order.

Threshold Appreciation Price has the meaning set forth in Section 5.1.

TIA means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

Trading Day has the meaning set forth in Section 5.1.

Treasury Securities means those U.S. treasury securities or other securities designated in the applicable Issuer Order.

Treasury Unit means, following the substitution of Treasury Securities for Pledged Notes as collateral to secure a Holder’s obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

Treasury Units Certificate means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Unit specified on such certificate.

Underwriters means the underwriters identified in the Underwriting Agreement.

Underwriting Agreement means the Underwriting Agreement, designated in the applicable Issuer Order, among the Issuers and the Underwriters.

Unit means a Corporate Unit or a Treasury Unit, as the case may be.

Vice President means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

1.2	Compliance Certificates and Opinions

Except as otherwise expressly provided by this Agreement, upon any application or request by the Issuers to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Issuers shall furnish to the Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 10.05) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.3	Form of Documents Delivered to Purchase Contract Agent

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Issuers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuers unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

1.4	Acts of Holders; Record Dates

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Purchase Contract Agent and the Issuers, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

(c) The ownership of Units shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Issuers in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e) The Issuers may set any date as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing contained in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Units in the manner set forth in Section 1.6.

With respect to any record date set pursuant to this Section 1.4(e), the Issuers may designate any date as the Expiration Date and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Units in the manner set forth in Section 1.6, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Issuers shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

1.5	Notices

Any notice or communication is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

(a)	If to the Purchase Contract Agent:

[•]

[•]

Attn: [•]

(b)	If to the Issuers:

Aegon Ltd.

World Trade Center

Schiphol Boulevard 223

1118 BH Schiphol

The Netherlands

Attention: [•]

AEGON Funding Company LLC

6400 C Street SW

Cedar Rapids, IA 52499

Attention: General Counsel

(c)	If to the Collateral Agent:

[•]

[•]

Attention: [•]

(d)	If to the Indenture Trustee:

The Bank of New York Mellon Trust Company, N.A. as successor to Citibank, N.A.

[•]

Attention: [•]

The Purchase Contract Agent shall send to the Indenture Trustee a copy of any notices in the form of Exhibits 3, 4, 5 or 6 it sends or receives.

1.6	Notice to Holders; Waiver

(a) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or otherwise provided in the applicable Issuer Order) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

1.7	Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8	Successors and Assigns

All covenants and agreements in this Agreement by the Issuers and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

1.9	Separability Clause

In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

1.10	Benefits of Agreement

Nothing contained in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

1.11	Governing Law

This Agreement and the Units as well as any disputes arising out of or in connection with this Agreement and the Units shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

1.12	Legal Holidays

(a) In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Contract Adjustment Payments or other distributions shall not be paid on such date, but Contract Adjustment Payments or such other distributions shall be paid on the next succeeding Business Day, unless such Business Day is in the next succeeding calendar year, in which case such Contract Adjustment Payments or other distributions shall be paid on the immediately preceding Business Day, in each case with the same force and effect as if made on such scheduled Payment Date; provided that no interest shall accrue or be payable by the Issuers to any Holder in respect of such payment or distribution for the period from and after any such scheduled Payment Date.

(b) In any case where the Purchase Contract Settlement Date or any Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Purchase Contracts shall not be performed and Early Settlement and Cash Merger Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement or Cash Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.

1.13	Counterparts

This Agreement, any supplements, amendments, waivers or any other agreements called for in this Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

1.14	Inspection of Agreement

A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

1.15	Appointment of Financial Institution as Agent for the Issuers

The Issuers may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.5 hereof. Any such appointment shall not relieve the Issuers in any way from its obligations hereunder.

1.16	No Waiver

No failure on the part of the Issuers, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Issuers, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

2.	CERTIFICATE FORMS

2.1	Forms of Certificates Generally

(a) The Certificates (including the form of Purchase Contract forming part of each Unit evidenced thereby) shall be in substantially the form set forth in Exhibit 1 hereto (in the case of Certificates evidencing Corporate Units) or Exhibit 2 hereto (in the case of Certificates evidencing Treasury Units), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Issuers executing such Certificates, as evidenced by their execution of the Certificates.

(b) The definitive Certificates shall be produced in any manner as determined by the officers of the Issuers executing the Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

(c) Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, [570 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310•], TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH

OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

2.2	Form of Purchase Contract Agent’s Certificate of Authentication

The form of the Purchase Contract Agent’s certificate of authentication of the Units shall be in substantially the form set forth on the form of the applicable Certificates.

3.	THE UNITS

3.1	Amount; Form and Denominations

The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is unlimited.

The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

3.2	Rights and Obligations Evidenced by the Certificates

(a) Each Corporate Units Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing (1) the ownership by the Holder thereof of a beneficial interest in a Note, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Issuers under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit, to pledge, pursuant to the Pledge Agreement, the Note forming a part of such Corporate Unit, to the Collateral Agent for the benefit of the Issuers, and to grant to the Collateral Agent, for the benefit of the Issuers, a security interest in the right, title and interest of such Holder in such Note to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.

(b) Upon the formation of a Treasury Unit pursuant to Section 3.13, each Treasury Unit Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing (1) the ownership by the Holder thereof of a 1/40th undivided beneficial interest in a Treasury Security with a principal amount equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Issuers under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit, to pledge, pursuant to the Pledge Agreement, such Holder’s interest in the Treasury Security forming a part of such Treasury Unit to the Collateral Agent, for the benefit of the Issuers, and to grant to the Collateral Agent, for the benefit of the Issuers, a security interest in the right, title and interest of such Holder in such Treasury Security to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.

(c) Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Issuers or for any other matter, or any other rights whatsoever as a shareholder of the Issuers.

3.3	Execution, Authentication, Delivery and Dating

(a) Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Issuers may deliver Certificates executed by the Issuers to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

(b) The specific terms of the Units will be supplemented by the terms contained in the Certificates executed and delivered by the Issuers or in the accompanying Issuer Order. The accompanying Issuer Order will also specify whether the Pledge Agreement and the Remarketing Agreement, are applicable and, if so, the terms of those agreements.

(c) The Certificates shall be executed on behalf of the Issuers by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.

(d) Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuers shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

(e) No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder’s attorney-in-fact. Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

(f) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

3.4	Temporary Certificates

(a) Pending the preparation of definitive Certificates, the Issuers shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit 1 or Exhibit 2 hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Issuers executing such Certificates, as evidenced by their execution of the Certificates.

(b) If temporary Certificates are issued, the Issuers will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Issuers and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Issuers shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Certificates.

3.5	Registration; Registration of Transfer and Exchange

(a) The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the Security Register) in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the Security Registrar). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.

(b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Issuers shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

(c) At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Issuers shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

(d) All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

(e) Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

(f) No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Issuers and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.4, 3.6, 3.9 and 8.5 not involving any transfer.

(g) Notwithstanding the foregoing, the Issuers shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to such Certificate, any Cash Merger Early Settlement Date with respect to such Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(i) if the Purchase Contract Settlement Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such other Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such other Certificate; or

(ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes or the Treasury Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article Five hereof.

3.6	Book-Entry Interests

(a) The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Issuers. The Issuers hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the books and records of the Issuers in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.9. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Issuers. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

(i) the provisions of this Section 3.6 shall be in full force and effect;

(ii) the Issuers shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Units and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;

(iii) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and

(iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.

(b) Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Treasury Units and the recreation of Corporate Units pursuant to Sections 3.13 and 3.14 respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases for such Global Certificate.

3.7	Notices to Holders

Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Issuers or the Issuer’s agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of the Depositary or the nominee of the Depositary, the Issuers or the Issuer’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

3.8	Appointment of Successor Depositary

If the Depositary elects to discontinue its services as securities depositary with respect to the Units, the Issuers may, in its sole discretion, appoint a successor Depositary with respect to the Units.

3.9	Definitive Certificates

If:

(a) the Depositary notifies the Issuers that it is unwilling or unable to continue its services as securities depositary with respect to the Units and no successor Depositary has been appointed pursuant to Section 3.8 within 90 days after such notice; or

(b) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Issuers, and no successor Depositary has been appointed pursuant to within 90 days after such notice; or

(c) the Issuers determines in its sole discretion that the Global Certificates shall be exchangeable for definitive Certificates,

then (x) definitive Certificates shall be prepared by the Issuers with respect to such Units and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Units by the Depositary, accompanied by registration instructions, the Issuers shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Issuers and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

3.10	Mutilated, Destroyed, Lost and Stolen Certificates

(a) If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Issuers shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

(b) If there shall be delivered to the Issuers and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Issuers or the Purchase Contract Agent that such Certificate has been acquired by a bona fide purchaser, the Issuers shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

(c) Notwithstanding the foregoing, the Issuers shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost or mutilated Certificate, any Cash Merger Early Settlement Date with respect to such lost or mutilated Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(i) if the Purchase Contract Settlement Date or Early Settlement Date or Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate; or

(ii) if a Cash Settlement with respect to such lost or mutilated Certificate or if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes or the Treasury Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article Five hereof.

(d) Upon the issuance of any new Certificate under this Section, the Issuers and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

(e) Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Issuers and of the Holder in respect of the Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

(f) The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

3.11	Persons Deemed Owners

(a) Prior to due presentment of a Certificate for registration of transfer, the Issuers and the Purchase Contract Agent, and any agent of the Issuers or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution on the Notes, payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Issuers nor the Purchase Contract Agent, nor any agent of the Issuers or the Purchase Contract Agent, shall be affected by notice to the contrary.

(b) Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Issuers, the Purchase Contract Agent or any agent of the Issuers or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Issuers, the Purchase Contract Agent or any agent of the Issuers or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3.12	Cancellation

(a) All Certificates surrendered (i) for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date, (ii) upon the transfer of Notes, or for delivery of the Treasury Securities, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, or (iii) upon the registration of transfer or exchange of a Unit, or a Collateral Substitution or the recreation of Corporate Units shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Issuers may at any time deliver to the Purchase Contract Agent for cancellation any

Certificates previously authenticated, executed and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

(b) If the Issuers or any Affiliate of the Issuers shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or with appropriate written instructions regarding the cancellation thereof.

3.13	Creation of Treasury Units by Substitution of Treasury Securities

(a) Subject to the conditions set forth in this Agreement and unless otherwise provided in the applicable Issuer Order, a Holder may, at any time from and after the date of this Agreement and prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, effect a Collateral Substitution and separate the Notes from the related Purchase Contracts in respect of such Holder’s Corporate Units by substituting for such Notes, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Notes; provided that Holders may make Collateral Substitutions only in integral multiples of 40 Corporate Units or such other amount as may be designated in the applicable Issuer Order. To effect such substitution, the Holder must:

(i) deposit with the Securities Intermediary Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the Notes comprising part of such Corporate Units, which shall be purchased in the open market at the Holder’s expense unless otherwise owned by such Holder; and

(ii) transfer the related Corporate Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit 3 hereto, (i) stating that the Holder has deposited the relevant amount of Treasury Securities to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Notes underlying such Corporate Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit 1 to the Pledge Agreement.

(b) Upon receipt of the Treasury Securities described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Notes from the Pledge, free and clear of the Issuer’s security interest therein, and the transfer of such Notes to the Purchase Contract Agent on behalf of the Holder. Upon receipt of such Notes, the Purchase Contract Agent shall promptly:

(i) cancel the related Corporate Units;

(ii) transfer the Notes to the Holder (such Notes shall be tradable as a separate security, independent of the resulting Treasury Units); and

(iii) authenticate, execute on behalf of such Holder and deliver a Treasury Units Certificate executed by the Issuers in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units. Holders who elect to separate the Notes from the related Purchase Contracts and to substitute Treasury Securities for such Notes shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the substitution, and neither the Issuers nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

(c) In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver Corporate Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Collateral Agent, any distributions on the Notes shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Units Certificate is so delivered, as the case may be, or, such Holder provides evidence satisfactory to the Issuers and the Purchase Contract Agent that such Corporate Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Issuers.

(d) Except as described in Section 5.2 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Units shall not be separable into their constituent parts, and the rights and obligations of the Holder in respect of the Notes and the Purchase Contract comprising such Corporate Units may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

3.14	Recreation of Corporate Units

(a) Subject to the conditions set forth in this Agreement and unless otherwise provided in the applicable Issuer Order, a Holder of Treasury Units may recreate Corporate Units at any time on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date; provided that Holders of Treasury Units may only recreate Corporate Units in integral multiples of 40 Treasury Units or such other amount as may be designated in the applicable Issuer Order. To recreate Corporate Units, the Holder must:

(i) transfer to the Securities Intermediary Notes having an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Treasury Securities comprising part of the Treasury Units, which shall be purchased in the open market at the Holder’s expense unless otherwise owned by the Holder; and

(ii) transfer the related Treasury Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit 3 hereto, (i) stating that the Holder has transferred the relevant amount of Notes to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit 3 to the Pledge Agreement.

(b) Upon receipt of the Notes described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge, free and clear of the Issuer’s security interest therein, and the transfer thereof to the Purchase Contract Agent on behalf of the Holder. Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:

(i) cancel the related Treasury Units;

(ii) transfer the Treasury Securities to the Holder; and

(iii) authenticate, execute on behalf of such Holder and deliver a Corporate Unit Certificate executed by the Issuers in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

(c) Holders who elect to recreate Corporate Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the recreation, and neither the Issuers nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

Except as provided in Section 5.2 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the 1/40th of a Treasury Security and the Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

3.15	Transfer of Collateral upon Occurrence of Termination Event

(a) Upon the occurrence of a Termination Event and the transfer to the Purchase Contract Agent of the Notes or the Treasury Securities, as the case may be, underlying the Corporate Units and the Treasury Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such Notes or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit 4 hereto, mailed to such Holder at its address as it appears in the Security Register.

(b) Upon book-entry transfer of the Corporate Units or the Treasury Units or delivery of a Corporate Units Certificate or Treasury Units Certificate to the Purchase Contract Agent with such transfer instructions from such Holder, the Purchase Contract Agent shall transfer the Notes or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Notes or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i) the transfer of such Corporate Units or Treasury Units, the surrender of the Corporate Units Certificate or Treasury Units Certificate or the receipt by the Issuers and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate Units Certificate or Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Issuers; and

(ii) the expiration of the time period specified in the abandoned property laws of the state in which the Purchase Contract Agent holds such property.

3.16	No Consent to Assumption

Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Issuers or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Issuers becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

4.	THE NOTES

4.1	Interest Payments; Rights to Interest Payments Preserved

(a) Any payment on any Note which is paid on any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) of which such Note forms a part is registered at the close of business on the Record Date for such Payment Date.

(b) Each Corporate Units Certificate evidencing Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Units Certificate shall carry the right to receive accrued and unpaid interest or distributions, and to accrue future interest or distributions, which were carried by the Notes.

(c) In the case of any Corporate Unit with respect to which (A) Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.2 hereof, (B) Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.7 hereof, (C) Cash Merger Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.4(b)(ii) hereof, or (D) a Collateral Substitution is properly effected pursuant to Section 3.13, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, interest on the Notes underlying such Corporate Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Cash Merger Early Settlement or Collateral Substitution, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) was registered at the close of business on the Record Date.

(d) Except as otherwise expressly provided in the immediately preceding paragraph, in the case of any Corporate Units with respect to which Cash Settlement, Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, payments on the related Notes that would otherwise be payable or made after the Purchase Contract Settlement Date, Early Settlement Date, Cash Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold Separate Notes that formerly comprised a part of such Holder’s Corporate Units, such Holder shall be entitled to receive interest on such Separate Notes.

4.2	Notice and Voting

(a) Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate Units a notice:

(i) containing such information as is contained in the notice or solicitation;

(ii) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Notes underlying their Corporate Units; and

(iii) stating the manner in which such instructions may be given.

(b) Upon the written request of the Holders of Corporate Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Notes underlying such Corporate Unit. The Issuers hereby agree, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Notes.

4.3	Redemption

If so designated in an Issuer Order, the Issuers may elect to redeem the Notes upon certain events. If the Issuers elect to do so, the relevant Issuer shall notify the Collateral Agent in writing of its election and of the relevant date on which such redemption shall occur. On the relevant redemption date the Collateral Agent shall release and surrender the pledged Notes to the Indenture Trustee against delivery of an amount equal to the aggregate redemption price for the Notes so redeemed.

5.	THE PURCHASE CONTRACTS

5.1	Purchase of Shares of Common Stock Issuance of Purchase Contracts

(a) Purchase Contracts may be issued as part of a Unit or independently of a Unit. Purchase Contracts may be issued in one or more series by Issuer Order. A Purchase Contract will be substantially in the form of Exhibit 7. There shall be established pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in a Board Resolution, in an Officers’ Certificate detailing such establishment) or established in one or more agreements supplemental hereto, prior to the initial issuance of Purchase Contracts of such series:

(i) the designation of the Purchase Contracts of the series, which shall distinguish the Purchase Contracts of the series from the Purchase Contracts of all other series;

(ii) any limit upon the aggregate number of the Purchase Contracts of the series that may be countersigned and delivered under this Agreement (disregarding any Purchase Contracts countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Purchase Contracts of the series);

(iii) the securities used to determine the amount payable upon settlement of the Purchase Contracts of the series (Purchase Contract Property), and the amount of such property (or the method for determining the same);

(iv) whether the Purchase Contracts of the series provide for the purchase by the Issuers and the sale by the Holder or the sale by the Issuers and the purchase by the Holder of the Purchase Contract Property;

(v) the Purchase Price at which and, if other than U.S. dollars, the coin or currency with which the Purchase Contract Property is to be purchased and sold upon settlement of the Purchase Contracts of the series (or the method for determining the same) and whether the Purchase Price for such Purchase Contracts may be paid in cash or by the exchange or any other security, or both, or otherwise, and the time at which such Purchase Price shall be paid (if different from the settlement date);

(vi) the specific dates on which the Purchase Contracts will be settled, whether the settlement may be accelerated by the Issuers or the Holders thereof and, if so, the initial accelerated settlement date, the minimum number of Purchase Contracts that may be accelerated and the minimum number of Purchase Contracts greater than zero that must remain outstanding immediately following such acceleration;

(vii) whether any Purchase Contracts of the series will be issued in global form or definitive form or both, and whether and on what terms Purchase Contracts in one form may be converted into or exchanged for Purchase Contracts in the other form;

(viii) any agents, depositaries, authenticating or paying agents, transfer agents or registrars or any determination or calculation agents or other agents with respect to Purchase Contracts of the series;

(ix) whether the Purchase Contracts of such series will be subject to redemption by the Issuers and, if so, the initial redemption date, the minimum number of Purchase Contracts that may be redeemed and the minimum number of Purchase Contracts greater than zero that must remain Outstanding immediately following such redemption; and

(x) any other terms of the Purchase Contracts of the series.

All Purchase Contracts of any one series shall be substantially identical, except as may otherwise be provided by or pursuant to the Board Resolution or Officers’ Certificate referred to above or as set forth in any such agreement supplemental hereto. All Purchase Contracts of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Agreement, if so provided by or pursuant to such Board Resolution, such Officers’ Certificate or in such agreement supplemental hereto.

(b) Each Purchase Contract shall obligate the Holder of the related Units to purchase, and the Issuers to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the Purchase Price), a number of newly issued shares of Common Stock (subject to Section 5.9) equal to the Settlement Rate unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The Settlement Rate is equal to:

(i) if the Adjusted Applicable Market Value (as defined below) is greater than or equal to the amount so designated in the applicable Issuer Order (the Threshold Appreciation Price), the number of shares of Common Stock per Purchase Contract so designated in the applicable Issuer Order;

(ii) if the Adjusted Applicable Market Value is less than the Threshold Appreciation Price but greater than the amount so designated in the applicable Issuer Order (the Reference Price), the number of shares of Common Stock per Purchase Contact having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value; or

(iii) if the Adjusted Applicable Market Value is less than or equal to the Reference Price, the number of shares of Common Stock per Purchase Contract;

in each case subject to adjustment as provided in Section 5.4 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

The Applicable Market Value means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date, subject to adjustments set forth under Section 5.4 hereof.

The Adjusted Applicable Market Value means (i) prior to any adjustment of the Settlement Rate pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a), the Applicable Market Value, and (ii) at the time of and after any adjustment of the Settlement Rate pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a), the Applicable Market Value multiplied by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a) and the denominator shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) and (x) of Section 5.4(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

The Closing Price of the Common Stock on any date of determination means the closing sale price of the Common Stock on Euronext Amsterdam, or any successor to it (or such other exchange as may be specified in the applicable Issuer Order or the prospectus supplement, or any free writing prospectus, relating to the offering of the relevant Purchase Contract), on such date or, if the Common Stock is not listed for trading on Euronext Amsterdam (or such other exchange) on any such date, the market value of the Common Stock in euro (or such other currency as may be specified in the applicable Issuer Order or the prospectus supplement, or any free writing prospectus, relating to the offering of the relevant Purchase Contract) on the date of determination as determined by an internationally recognized independent investment banking firm retained by the Issuers for this purpose.

A Trading Day means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(c) Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance of such Unit, irrevocably:

(i) authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

(ii) agrees to be bound by the terms and provisions thereof;

(iii) covenants and agrees to perform its obligations under such Purchase Contract for so long as such Holder remains a Holder of a Corporate Unit or a Treasury Unit;

(iv) consents to the provisions hereof;

(v) authorizes the Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf and in its name as its attorney-in-fact; and

(vi) consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Account, including the Notes or the Treasury Securities pursuant to the Pledge Agreement, provided that upon a Termination Event, the rights of the Holder of such Units under the Purchase Contract may be enforced without regard to any other rights or obligations.

(d) Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, further covenants and agrees that to the extent and in the manner provided in Section 5.2 hereof and the Pledge Agreement, but subject to the terms thereof, Proceeds of the Notes or the Treasury Securities on the Purchase Contract Settlement Date, shall be paid by the Collateral Agent to the Issuers in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

(e) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Issuers covenant and agree, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

(f) The applicable Issues Order may specify additional rights and/or obligations of the Holder of Common Stock.

5.2	Remarketing; Payment of Purchase Price

(a) (i) The Issuers shall engage the Remarketing Agent pursuant to the Remarketing Agreement for Remarketing the Notes. By 11:00 a.m. (New York City time) on the Business Day immediately preceding the Remarketing Date, the Purchase Contract Agent shall notify the Remarketing Agent of the aggregate principal amount of Pledged Notes, and the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of Separate Notes (if any) that are to be remarketed pursuant to clause (ii) below. Concurrently, the Custodial Agent, pursuant to clause (ii) below, will present for Remarketing the Separate Notes, to the Remarketing Agent. Upon receipt of such notice from the Purchase Contract Agent and Custodial Agent and the Pledged Notes and Separate Notes (if any) from the Collateral Agent and Custodial Agent, the Remarketing Agent will, on the Remarketing Date, use its reasonable efforts to remarket (based on the Reset Rate) (the Remarketing) such Pledged Notes and Separate Notes on such date at a price as designated in the applicable Issuer Order.

If the Remarketing Agent is able to remarket the Notes and Separate Notes at a price equal to or greater than 100% (net of the Remarketing Fee and any other fees and commissions) of the aggregate principal amount of the Notes and Separate Notes (if any) (a Successful Remarketing), the Remarketing Agent will remit the proceeds attributable to the Remarketing of the Pledged Notes from such Successful Remarketing to the Collateral Agent. The Remarketing Agent shall deduct as a remarketing fee (the Remarketing Fee) an amount as designated in the applicable Issuer Order. Upon receipt of the proceeds attributable to the Remarketing, the Collateral Agent shall cause the Securities Intermediary to transfer the Pledged Notes to the Purchase Contract Agent for disposition in accordance with instructions from the Remarketing Agent.

None of the Issuers, the Purchase Contract Agent, or any Holders of Corporate Units or holders of Separate Notes whose Notes or Separate Notes are so remarketed will otherwise be responsible for the payment of any Remarketing Fee in connection therewith. With respect to Separate Notes, any proceeds of the Remarketing in excess of the Remarketing Fee attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the holders of Separate Notes. The proceeds from the Remarketing remitted to the Collateral Agent shall be invested by the Collateral Agent in Permitted Investments, in accordance with the Pledge Agreement, and then applied to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts, less the amount of any Deferred Contract Adjustment Payments payable to such Holders, on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units. With respect to Pledged Notes, any proceeds of the Remarketing in excess of the Remarketing Fee will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units.

(ii) Prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Remarketing Date, but no earlier than the Payment Date immediately preceding such date, Holders of Separate Notes may elect to have their Separate Notes remarketed under the Remarketing Agreement by delivering their Separate Notes, along with a notice of such election, substantially in the form of Exhibit 6 to the Pledge Agreement, to the Custodial Agent. After such time, such election shall become an irrevocable election to have such Separate Notes remarketed in such Remarketing. The Custodial Agent shall hold Separate Notes in an account separate from the Collateral Account in which the Pledged Notes (as defined in the Pledge Agreement) shall be held. Holders of Separate Notes electing to have their Separate Notes remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, in the form as provided in the Pledge Agreement, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Remarketing Date, upon which notice the Custodial Agent shall return such Separate Notes to such Holder. Promptly after 11:00 a.m. on the Business Day immediately preceding the Remarketing Date, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Separate Notes to be remarketed and will deliver to the Remarketing Agent for remarketing all such Separate Notes delivered to the Custodial Agent pursuant to the Pledge Agreement and not validly withdrawn prior to such date.

(iii) Not later than seven calendar days nor more than 15 calendar days prior to the Remarketing Date, the Issuers shall request the Depositary or its nominee to notify the Beneficial Owners or Depositary Participants holding Units of the procedures to be followed in such Remarketing, including, in the case of a Failed Remarketing, the procedures to be followed if a Holder wishes to exercise its Put Right.

(iv) The Issuers agree to use their reasonable efforts to ensure that, if required by applicable law, a registration statement with regard to the full amount of the Notes to be remarketed in the Remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with such Remarketing.

(b) (i) Unless an Early Settlement or a Cash Merger Early Settlement has occurred, each Holder of Corporate Units shall have the right to satisfy such Holder’s obligations under the Purchase Contract on the Purchase Contract Settlement Date in cash by notifying the Purchase Contract Agent by use of a notice in substantially the form of Exhibit 5 hereto of its intention to pay in cash (Cash Settlement) prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Promptly following 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

(ii) A Holder of a Corporate Unit who has so notified the Purchase Contract Agent of its intention to effect a Cash Settlement shall pay the Purchase Price to the Collateral Agent for deposit in the Collateral Account prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers’ check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments pursuant to written instructions received from the Issuers and paid to the Issuers on the Purchase Contract Settlement Date in settlement of the Purchase Contracts in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

(iii) If a Holder of a Corporate Unit does not notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(b)(i) above, or does notify the Purchase Contract Agent in accordance with Section 5.02(b)(i) above but fails to make such payment as required by Section 5.02(b)(ii) above, such Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the Remarketing as described in Section 5.02(a) above.

(iv) Promptly after 5:00 p.m. (New York City time) on the fourth Business Day preceding the Purchase Contract Settlement Date, the Collateral Agent, based on cash payments received by the Collateral Agent pursuant to Section 5.2(b)(ii) hereof, shall promptly notify the Purchase Contract Agent and the Indenture Trustee of the aggregate principal amount of Notes to be tendered for purchase in the Remarketing in a notice pursuant to the terms of the Pledge Agreement.

(c) If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket all of the Pledged Notes and Separate Notes (if any) at a price not less than 100% (net of the Remarketing Fee and any other fees and commissions) of the aggregate principal amount of the Pledged Notes and Separate Notes to be remarketed in the Remarketing or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the remarketing will be deemed to have failed (a Failed Remarketing). In the event of a Failed Remarketing, the Remarketing Agent shall use its reasonable efforts to remarket the Pledged Notes and Separate Notes (if any) such number of subsequent times as shall be designated in the applicable Issuer Order. If a Failed Remarketing shall have occurred for each required remarketing, the Issuers shall cause a notice of a Failed Remarketing to be published (with a copy of such notice to be provided to the Purchase Contract Agent) on the Business Day immediately following the Remarketing Date, in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal and on Bloomberg News. Following a Failed Remarketing, as of the Purchase Contract Settlement Date, each Holder of any Pledged Notes that are subject to a Failed Remarketing, and any Notes that are a component of a Corporate Unit with respect to which the Holder has notified the Purchase Contract Agent of an intent to effect Cash Settlement pursuant to Section 5.2(b)(i) or Section 5.2(d)(i) and failed to deliver the Purchase Price pursuant to Section 5.2(b)(ii) or Section 5.2(d)(ii), shall be deemed to have exercised such Holder’s Put Right with respect to such Notes and to have authorized the Collateral Agent to pay, in the manner provided for in the Pledge Agreement, the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from a portion of the Proceeds of the Put Right in full satisfaction of such Holder’s obligations under the related Purchase Contracts, provided that if the Issuers shall fail to pay the Put Price when due, the Issuers shall be deemed to have netted such Holder’s obligation to pay the Issuers the Purchase Price under the Purchase Contracts against the Issuer’s obligation to pay the Put Price, in full satisfaction of such Holder’s obligation under the Purchase Contracts.

(d) (i) Each Holder of a Corporate Unit who intends to effect a Cash Settlement of the underlying Purchase Contract following a Failed Remarketing shall so notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit 5 hereto prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date. Promptly following 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

(ii) A Holder of a Corporate Unit who has so notified the Purchase Contract Agent of its intention to effect a Cash Settlement shall pay the Purchase Price to the Collateral Agent for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers’ check or wire transfer, in each case in immediately available funds payable to or upon the order of the Collateral Agent.

(iii) If a Holder of a Corporate Unit does not notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.2(d)(i) above, or does notify the Purchase Contract Agent in accordance with Section 5.2(d)(i) above but fails to make such payment as required by Section 5.2(d)(ii) above, such Holder shall be deemed to have automatically exercised such Holder’s Put Right following a Failed Remarketing as described in Section 5.2(c) above.

(e) Any distribution to Holders of any payments described above shall be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register or by wire transfer to an account specified by the Holder.

(f) Upon Cash Settlement of any Purchase Contract:

(i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Notes underlying the relevant Corporate Units to be released from the Pledge, free and clear of any security interest of the Issuers, and transferred to the Purchase Contract Agent for delivery to the Holder thereof or its designee as soon as practicable; and

(ii) subject to the receipt thereof, the Purchase Contract Agent shall, by book-entry transfer or other appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Notes or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Notes, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant state where such property is held).

(g) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders, and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

(h) The Issuers shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates thereof to the Holder of the related Units unless the Issuers shall have received payment for the Common Stock to be purchased thereunder in the manner herein set forth.

5.3	Issuance of Shares of Common Stock

Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, subject to Section 5.4(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Units, the Issuers shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the Purchase Contract Settlement Fund) to which the Holders are entitled hereunder.

Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.9 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered (but excluding any Depositary or nominee thereof), no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Issuers that such tax either has been paid or is not payable.

5.4	Adjustment of Settlement Rate

(a) Adjustments for Dividends, Distributions, Stock Splits, Etc.

(i) Stock Dividends

In case the Issuers shall pay or make any dividend or distribution consisting of cash, Common Stock or both to all holders of the Common Stock to the extent that the aggregate value of such dividend or distribution per share, together with the value per share of each other such dividend, issue or distribution for which the ex dividend date occurred in the 365 consecutive day period prior to the record date of such dividend, issue or distribution (whereby, in a situation where dividends for two different fiscal years have been paid during this 365-day period, the dividend for the previous fiscal year will not be taken account of) exceeds an amount to be designated in the Issuer Order (as adjusted from time to time to reflect the subdivisions or consolidations of the Common Stock), the Settlement Rate in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which, unless otherwise provided in the applicable Issuer Order:

(A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

(B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately at the opening of business on the day following the date fixed for such determination.

For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuers but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Issuers agree that they shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuers.

(ii) Stock Purchase Rights

In case the Issuers shall issue rights, warrants, purchase contracts, options or other securities, to all holders of Common Stock (not being available on an equivalent basis to Holders of the Units upon settlement of the Purchase Contracts underlying such Units) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date of announcement of such issuance, the Settlement Rate in effect at the close of business on the date of such announcement shall be increased by dividing such Settlement Rate by a fraction of which, unless otherwise provided in the applicable Issuer Order:

(A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of such announcement plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

(B) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such announcement plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the Business Day following the date of such announcement.

The Issuers agree that they shall notify the Purchase Contract Agent if any issuance of such rights, warrants or options is cancelled or not completed following the announcement thereof and the Settlement Rate shall thereupon be readjusted to the Settlement Rate in effect immediately prior to the date of such announcement. For the purposes of this subparagraph (B), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuers but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Issuers agree that they shall not issue any such rights, warrants or options in respect of shares of Common Stock held in the treasury of the Issuers.

(iii) Stock Splits; Reverse Splits

Unless otherwise provided in the applicable Issuer Order, in case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the close of business on the day preceding the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the close of business on the day preceding the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately at the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

(iv) Debt or Asset Distributions

In case the Issuers shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including shares of capital stock, securities, cash and property but excluding any rights, warrants or options referred to in Section 5.4(a)(ii), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 5.4(a)(i)), the Settlement Rate in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such distribution shall be adjusted by dividing such rate by a fraction of which, unless otherwise provided in the applicable Issuer Order:

(A) the numerator shall be the Current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock; and

(B) the denominator shall be such Current Market Price per share of Common Stock,

such adjustment to become effective at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (iv) is applicable, paragraph (ii) of this Section 5.4(a) shall not be applicable. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions

Unless otherwise provided in the applicable Issuer Order, in case any Issuer shall, by dividend or otherwise, distribute to all holders of its Common Stock exclusively cash (excluding cash that is distributed in a Reorganization Event to which Section 5.4(b) applies) to the extent that the aggregate cash distribution pursuant to this Section 5.4(a)(v) plus (1) all other cash distributions made exclusively in cash within twelve months preceding the date of such cash distribution and in which no prior adjustment pursuant to this Section or Section 5.4(a)(vi) has been made and (2) any cash and fair market value (as reasonably determined by the Issuers), calculated as of the expiration of the tender or exchange referred to in Section 5.4(a)(vi), of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of an odd-lot tender offer) by the Issuers or any subsidiary of the Issuers for all or any portion of Common Stock expiring within twelve months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this Section 5.4(a)(v)

has been made, exceeds the amount designated in the applicable Issuer Order multiplied by the number of shares of Common Stock outstanding on the Record Date for such distribution, then, in such case, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on such record date by a fraction of which, unless otherwise provided in the applicable Issuer Order:

(A) the numerator shall be the Current Market Price of Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock; and

(B) the denominator shall be the Current Market Price of Common Stock,

such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Unit shall have the right to receive upon settlement of the Units the amount of cash such Holder would have received had such Holder settled each Unit on the record date. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

(vi) Tender Offers

Unless otherwise provided in an Issuer Order, the successful completion of a tender or exchange offer made by the Issuers or any of their subsidiaries or any third party with the agreement of the Issuer or any of its subsidiaries for the Common Stock that involves an aggregate consideration having a fair market value that, when combined with (1) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (as reasonably determined by the Issuers) by the Issuers or any of the Issuers’ subsidiaries completed within the same fiscal year as such tender or exchange offer and (2) the aggregate amount of any distributions in cash, Common Stock or both to all holders of the Common Stock made within such fiscal year, exceeds an amount to be designated in an Issuer Order of the Issuers’ aggregate market capitalization on the expiration of such tender or exchange offer (the Expiration Time), then, the Settlement Rate in effect at the close of business on the day of the Expiration Time shall be adjusted by dividing it by a fraction unless otherwise provided in the applicable Issuer Order:

(A) the numerator of which shall be equal to (A) the product of (i) the Current Market Price per share of Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (i), (II) and (III) above (assuming in the case of clause (i) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares); and

(B) the denominator of which shall be equal to the product of (A) the Current Market Price per share of Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the Purchased Shares), such adjustment to become effective at the opening of business on the date following the date of the Expiration Time.

(vii) The Issuer Order may provide for adjustments related to the following events:

(A) an alteration to the nominal value of the Common Stock as a result of consolidation, redenomination or subdivision of the Common Shares;

(B) the Issuers issue or sell Common Stock, or cause the Common Stock to be issued or sold, for a sale price that is less than a percentage, to be designated in the applicable Issuer Order, of the then Current Market Price per share on the date of the pricing of such Common Shares; and

(C) the Issuers issue and sell, or cause to be issued and sold, securities for cash that are convertible or exchangeable into or otherwise exercisable for the Common Stock and the sale price per equity-linked security, together with any other consideration received or to be received by the Issuers in respect of such equity-linked security, is less than a percentage, to be designated in the applicable Issuer Order, of the then Current Market Price per share on the date of the pricing of such newly issued equity-linked securities.

(viii) Reclassification

The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.4(b) applies) shall be deemed to involve, unless otherwise provided in the applicable Issuer Order:

(A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of shareholders entitled to receive such distribution” and the “date fixed for such determination” within the meaning of Section 5.4(a)(iv)); and

(B) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision, split or combination becomes effective” within the meaning of Section 5.4(a)(iii)).

(ix) Current Market Price

The Current Market Price per share of Common Stock on any date of determination means the average of the daily Closing Prices for the 20 consecutive Trading Days ending on such date.

(x) Calculation of Adjustments

All adjustments to the Settlement Rate shall be calculated to the nearest 1/100th of a share of Common Stock (or if there is not a nearest 1/100th of a share, to the next lower 1/100th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(xi) Increase of Settlement Rate

The Issuers may, but shall not be required to, make such increases in the Settlement Rate, in addition to those required by this Section, as the Issuers consider to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

In any event, no adjustment will be made to the Settlement Rate where the Common Stock or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to eligible individuals (including members of the Board of Directors) pursuant to any manager’s or employees’ share option or incentive plan of the Issuer, as such plans may be established, amended, supplemented or renewed.

The Settlement Rate may not be reduced so that, on settlement of the Purchase Contracts, the Common Stock would be issued at a discount to their par value.

(b) Adjustment for Consolidation, Amalgamation, Merger, Conversion or Other Reorganization Event

(i) Unless otherwise provided in an applicable Issuer Order, in the event of:

(A) any consolidation, amalgamation or merger of any Issuer with or into another Person (other than an amalgamation, merger or consolidation in which such Issuer is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the amalgamation, merger or consolidation are not exchanged for cash, securities or other property of the Issuers or another corporation);

(B) any statutory share exchange of any Issuer with another Person (other than in connection with an amalgamation, merger or acquisition); or

(C) any liquidation, dissolution or termination of the Issuers other than as a result of or after the occurrence of a Termination Event

(any event described in clauses (A), (B) and (C) a Reorganization Event), each Purchase Contract shall become, without the consent of the Holder of the Unit representing such Purchase Contract, an agreement to purchase only the kind of securities, cash and other property receivable upon consummation of such Reorganization Event by a holder of Common Stock immediately prior to the closing date of such Reorganization Event.

The amount of such securities, cash and other property receivable upon settlement of each such Purchase Contract after the consummation of the Reorganization Event shall be the amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event. In determining the kind and amount of such securities, cash and other property pursuant to the foregoing, it will be assumed that such holder of Common Stock is not a Person with which the Issuers consolidated or amalgamated, or into which the Issuers merged or which merged into the Issuers, or to which such sale or transfer was made, as the case may be (any such Person, a Constituent Person), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Issuers and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (Non-Electing Share), then for the purpose of this Section 5.4 the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).

In the event of such a Reorganization Event, the Person formed by such consolidation, amalgamation, merger or exchange or the Person which acquires the assets of the Issuers or, in the event of a liquidation, dissolution or termination of the Issuers, the Issuers or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Unit shall have the rights provided by this Section 5.4(b). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.4. The above provisions of this Section 5.4 shall similarly apply to successive Reorganization Events.

(ii) In the event of a consolidation, amalgamation or merger of the Issuers with or into another Person or any merger of another Person into the Issuers (other than an amalgamation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), in each case in which 30% or more of the total consideration paid to the Issuer’s shareholders consists of cash or cash equivalents (a Cash Merger), a Holder of a Unit may settle (Cash Merger Early Settlement) its Purchase Contract, upon the conditions set forth below unless otherwise provided in the applicable Issuer Order, at the Settlement Rate in effect immediately prior to the closing of the Cash Merger; provided that (i) the Cash Merger Early Settlement Date (as defined below) is no later than the fifth Business Day immediately preceding the Purchase Contract Settlement Date and (ii) no Cash Merger Early Settlement will be permitted pursuant to this Section 5.4(b)(ii) unless, at the time such Cash Merger Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Issuers) under the Securities Act. If such a Registration Statement is so required, the Issuers covenant and agree to use their best efforts to (A) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (B) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Cash Merger Early Settlement. If a Holder effects a Cash Merger Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Cash Merger Early Settlement Date, the aggregate amount of any Deferred Contract Adjustment Payments and any accrued and unpaid Contract Adjustment Payments since the immediately preceding Payment Date with respect to such Purchase Contracts.

Within five Business Days of the completion of a Cash Merger, the Issuers shall provide written notice to Holders of Units of such completion of a Cash Merger, which shall specify the deadline for submitting the notice to settle early in cash pursuant to this Section 5.4(b)(ii), the date on which such Cash Merger Early Settlement shall occur (which date shall be at least five days but not more than 20 days after the date of such written notice by the Issuers, but which shall in no event be later than the fifth Business Day immediately preceding the Purchase Contract Settlement Date) (the Cash Merger Early Settlement Date), the applicable Settlement Rate and the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder, including the amount of Contract Adjustment Payments receivable, upon settlement.

Treasury Units Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.4(b)(ii) in integral multiples of 40 Treasury Units or such other amount as may be designated in the applicable Issuer Order. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.1 shall apply with respect to a Cash Merger Early Settlement pursuant to this Section 5.4(b)(ii). In order to exercise the right to effect

Cash Merger Early Settlement with respect to any Purchase Contracts, a Holder of the Certificate evidencing Units shall deliver, no later than 5:00 p.m. (New York City time) on the third Business Day immediately preceding the Cash Merger Early Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Issuers or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Issuers in immediately available funds) in an amount (the Cash Merger Early Settlement Amount) equal to the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Cash Merger Early Settlement, less the amount of any Contract Adjustment Payments (including, for the avoidance of doubt, any accrued and unpaid Contract Adjustment Payments and any Deferred Contract Adjustment Payments) payable to such Holder on the next succeeding Payment Date as a result of such Cash Merger Early Settlement; provided that, no amount shall be deducted for which a Record Date establishing entitlement to such amount has passed, but before the Payment Date with respect to such amount.

If a Holder properly effects an effective Cash Merger Early Settlement in accordance with the provisions of this Section 5.4(b)(ii), the Issuers will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Cash Merger Early Settlement Date:

(A) the kind and amount of securities, cash and other property receivable upon such Cash Merger by a holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Cash Merger (based on the Settlement Rate in effect at such time), assuming such Holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person to the extent such Cash Merger provides for different treatment of Common Stock held by Affiliates of the Issuers and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Cash Merger (provided that if the kind or amount of securities, cash and other property receivable upon such Cash Merger is not the same for each Non-Electing Share, then for the purpose of this Section 5.4(b)(ii), the kind and amount of securities, cash and other property receivable upon such Cash Merger by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares), plus accrued and unpaid Contract Adjustment Payments. For the avoidance of doubt, for the purposes of determining the Adjusted Applicable Market Value (in connection with determining the appropriate Settlement Rate to be applied in the foregoing sentence), the date of the closing of the Cash Merger shall be deemed to be the Purchase Contract Settlement Date;

(B) the Notes or Treasury Securities, as the case may be, related to the Purchase Contracts with respect to which the Holder is effecting a Cash Merger Early Settlement; and

(C) if so required under the Securities Act, a Prospectus as contemplated by this Section 5.4(b)(ii).

(iii) The Issuers may set forth additional adjustments of the settlement rate in the applicable Issuer Order.

(iv) All calculations and determinations pursuant to this Section 5.4 shall be made by the Issuers or its agent and the Purchase Contract Agent shall have no responsibility with respect thereto.

(v) The Units of the Holders who do not elect Cash Merger Early Settlement in accordance with the foregoing will continue to remain outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof.

5.5	Notice of Adjustments and Certain Other Events

(a) Whenever the Settlement Rate is adjusted as herein provided, the Issuers shall within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.4 (or if the Issuers are not aware of such occurrence, as soon as practicable after becoming so aware):

(i) compute the adjusted Settlement Rate in accordance with Section 5.4 and prepare and transmit to the Purchase Contract Agent an Officers’ Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

(b) The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 5.5(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Issuers to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Issuers contained in this Article.

5.6	Termination Event; Notice

(a) The Purchase Contracts and all obligations and rights of the Issuers and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Issuers to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments and any Deferred Contract Adjustment Payments), if the Issuers shall have such obligation, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Issuers, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

Upon and after the occurrence of a Termination Event, the Units shall thereafter represent the right to receive the Notes or the Treasury Securities, as the case may be, forming part of such Units, in accordance with the provisions of Section 5.4 of the Pledge Agreement.

(b) Upon the occurrence of a Termination Event, the Issuers shall promptly but in no event later than two Business Days thereafter give written notice of such event to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

5.7	Early Settlement

(a) Subject to and upon compliance with the provisions of this Section 5.7 and unless otherwise provided in the applicable Issuer Order, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early (Early Settlement) at any time prior to 5:00 p.m. (New York time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date; provided that no Early Settlement will be permitted pursuant to this Section 5.7 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Issuers) under the Securities Act. If such a Registration Statement is so required, the Issuers covenant and agree to use their best efforts to (A) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (B) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement.

(b) In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Issuers or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment 45 (payable to the Issuers in immediately available funds) in an amount (the Early Settlement Amount) equal to the sum of (A) the product of (i) the Stated Amount times (II) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments (including any Deferred Contract Adjustment Payments) payable on such Payment Date with respect to such Purchase Contracts.

Except as contemplated in the immediately preceding sentence, no payment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract since the immediately preceding Payment Date or on account of any dividends on the Common Stock issued upon such Early Settlement. However, a Holder effecting an Early Settlement of some or all of its Purchase Contracts shall be entitled to receive, on the date it receives the shares of Common Stock referred to in Section 5.7(d), the amount of any Deferred Contract Adjustment Payments with respect to such Purchase Contracts, calculated as of the immediately preceding Payment Date. The amount of such Deferred Contract Adjustment Payments shall be credited against the amount otherwise payable by the Holder to effect such Early Settlement as set forth in Section 5.7(b) above. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Units at or prior to 5:00 p.m. (New York City time) on a Business Day, such day shall be the Early Settlement Date with respect to such Units and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the Early Settlement Date with respect to such Units shall be the next succeeding Business Day.

Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Issuers such Early Settlement Amount, the receipt of which payment the Issuers shall confirm in writing. The Purchase Contract Agent shall then, in accordance with Section 5.6 of the Pledge Agreement, notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement, (B) the Purchase Contract Agent has received from such Holder, and paid to the Issuers as confirmed in writing by the Issuers, the related Early Settlement Amount and (C) all conditions to such Early Settlement have been satisfied.

Holders of Treasury Units may only effect Early Settlement pursuant to this Section 5.7 in integral multiples of Treasury Units.

Upon Early Settlement of the Purchase Contracts, the rights of the Holders to receive and the obligation of the Issuers to pay any accrued and unpaid Contract Adjustment Payments since the immediately preceding Payment Date and any future Contract Adjustment Payments with respect to such Purchase Contracts shall immediately and automatically terminate.

(c) Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Issuers shall issue, and the Holder shall be entitled to receive, the number of shares of Common Stock designated in the applicable Issuer Order on account of each Purchase Contract as to which Early Settlement is effected (the Early Settlement Rate). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted pursuant to Section 5.4.

(d) No later than the third Business Day after the applicable Early Settlement Date, the Issuers shall cause:

(i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.9; and

(ii) the related Notes in the case of Corporate Units, or the related Treasury Securities, in the case of Treasury Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

(e) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Issuers and the Notes or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units:

(i) transfer to the Holder the Notes or Treasury Securities, as the case may be, forming a part of such Units,

(ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.9, and

(iii) if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.7(a).

(f) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Issuers shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Issuers, a Certificate evidencing the Units as to which Early Settlement was not effected.

(g) A Holder of a Unit who effects Early Settlement may elect to have the Notes no longer a part of a Corporate Unit remarketed in accordance with the provisions of Section 5.2.

5.8	Automatic Settlement

The applicable Issuer Order may provide for automatic settlement to occur on the Business Day immediately preceding the Purchase Contract Settlement Date, unless the Holder of the Units has settled the related Purchase Contracts through Early Settlement or Cash Merger Early Settlement.

5.9	No Fractional Shares

No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement, the Issuers, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share times the Applicable Market Value calculated as if the date of such settlement were the Purchase Contract Settlement Date. The Issuers shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.9 in a timely manner.

5.10	Charges and Taxes

The Issuers will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Issuers shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Issuers shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Issuers the amount of such tax or shall have established to the satisfaction of the Issuers that such tax has been paid.

5.11	Contract Adjustment Payments

(a) Subject to Section 5.11(d), the Issuers shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the Borough of Manhattan, New York City maintained for that purpose. If the book-entry system for the Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Issuers, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent. If any date on which Contract Adjustment Payments are to be made is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of any such delay); provided that if such Business Day is in the next succeeding calendar year, then payment of the Contract Adjustment Payments will be made on the Business Day immediately preceding such Business Day. Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Contract Adjustment Payments will accrue from the date of issuance of the Purchase Contracts unless otherwise provided in the applicable Issuer Order.

(b) Upon the occurrence of a Termination Event, the Issuer’s obligation to pay future Contract Adjustment Payments (including any accrued Contract Adjustment Payments and any Deferred Contract Adjustment Payments) shall cease.

(c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Corporate Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments and Deferred Contract Adjustment Payments, which right was carried by the Purchase Contracts underlying such other Certificates.

(d) In the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Contract Adjustment Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Unit is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected, future Contract Adjustment Payments that would otherwise be payable after the Early Settlement Date or Cash Merger Early Settlement Date with respect to such Purchase Contract shall not be payable.

(e) The Issuers’ obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Issuers’ obligations under any Senior Indebtedness.

(f) In the event (x) of any payment by, or distribution of assets of, the Issuers of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Issuers, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.11(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Issuers or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Issuers or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

(i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Units are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Units;

(ii) any payment by, or distribution of assets of, the Issuers of any kind or character, whether in cash, property or securities, to which the Holders of any of the Units would be entitled except for the provisions of Section 5.11(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Issuers being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Units; and

(iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Issuers of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Issuers being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be received by the Purchase Contract Agent or the Holders of any of the Units when such payment or distribution is prohibited pursuant to Section 5.11(e) through (q), such payment or distribution shall be paid over to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

(g) For purposes of Section 5.11(e) through (q), the words “cash, property or securities” shall not be deemed to include shares of stock of the Issuers as reorganized or readjusted, or securities of the Issuers or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.11(e) through (q) with respect to such Contract Adjustment Payments on the Units to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

(h) Any failure by the Issuers to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Issuers or assumed or guaranteed, directly or indirectly, by the Issuers for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.11(e) through (g) shall have been waived by the Issuers in the instrument or instruments by which the Issuers incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Issuers shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Issuers which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Issuers shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

(i) Subject to the irrevocable payment in full of all Senior Indebtedness, the Holders of the Units shall be subrogated (equally and ratably with the holders of all obligations of the Issuers which by their express terms are subordinated to Senior Indebtedness of the Issuers to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuers applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Units shall be paid in full, and as between the Issuers, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.11(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Issuers on account of such Senior Indebtedness, it being understood that the provisions of Section 5.11(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

(j) Nothing contained in Section 5.11(e) through (q) or elsewhere in this Agreement or in the Units is intended to or shall impair, as among the Issuers, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuers other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.11(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuers received upon the exercise of any such remedy.

(k) Upon payment or distribution of assets of the Issuers referred to in Section 5.11(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Issuers is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Purchase Contract Agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.11(e) through (q).

(l) The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Section 5.11(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.11(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(m) Nothing contained in Section 5.11(e) through (q) shall affect the obligations of the Issuers to make, or prevent the Issuers from making, payment of the Contract Adjustment Payments, except as otherwise provided in these Section 5.11(e) through (q).

(n) Each Holder of Units, by its acceptance thereof, authorizes and directs the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.11 (e) through (q) and appoints the Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.

(o) The Issuers shall give prompt written notice to the Purchase Contract Agent of any fact known to the Issuers that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.11(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Corporate Trust Office from the Issuers, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

(p) The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.

(q) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any noncompliance by the Issuers with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

(r) Nothing in this Section 5.11 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.7.

(s) With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Issuers or any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 5.11 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.

5.12	Deferral of Contract Adjustment Payments

(a) The Issuers have the right at any time, and from time to time, to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract by extending the period for payment of Contract Adjustment Payments to any subsequent Payment Date (an Extension Period), but not beyond the Purchase Contract Settlement Date (or, with respect to Purchase Contracts for which an effective Early Settlement or Cash Merger Early Settlement has occurred, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be). Prior to the expiration of any Extension Period, the Issuers may further extend such Extension Period to any subsequent Payment Date, but not beyond the Purchase Contract Settlement Date (or any applicable Early Settlement Date or Cash Merger Early Settlement Date).

If the Issuers so elects to defer Contract Adjustment Payments, the Issuers shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment Payments at a rate equal to the percentage per annum designated in the applicable Issuer Order, compounding on each succeeding Payment Date, until such deferred installments are paid in full (such deferred installments of Contract Adjustment Payments together with the accrued additional Contract Adjustment Payments thereon, being referred to herein as the Deferred Contract Adjustment Payments).

At the end of each Extension Period, including as the same may be extended as provided above, or, in the event of an effective Early Settlement or Cash Merger Early Settlement, on the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be, the Issuers shall pay all Deferred Contract Adjustment Payments then due in the manner set forth in Section 5.11(a) (in the case of the end of an Extension Period), in the manner set forth in Section 5.7(b) (in the case of an Early Settlement) or in the manner set forth in Section 5.4(b)(ii) (in the case of a Cash Merger Early Settlement) to the extent such amounts are not deducted from the amount otherwise payable by the Holder in the case of a Cash Settlement, any Early Settlement or any Cash Merger Early Settlement. In the event of an Early Settlement, the Issuers shall pay all Deferred Contract Adjustment Payments due on the Purchase Contracts being settled early through the Payment Date immediately preceding the applicable Early Settlement Date. In the event of a Cash Merger Early Settlement, the Issuers shall pay all Deferred Contract Adjustment Payments due on the Purchase Contracts being settled on the Cash Merger Early Settlement Date to but excluding such Cash Merger Early Settlement Date.

Upon termination of any Extension Period and the payment of all Deferred Contract Adjustment Payments and all accrued and unpaid Contract Adjustment Payments then due, the Issuers may commence a new Extension Period, provided that such Extension Period, together with all extensions thereof, may not extend beyond the Purchase Contract Settlement Date (or any applicable Early Settlement Date or Cash Merger Early Settlement Date). Except in the case of an Early Settlement or Cash Merger Early Settlement, no Contract Adjustment Payments shall be due and payable during an Extension Period except at the end thereof, except that prior to the end of such Extension Period, the Issuers, at its option, may prepay on any Payment Date all or any portion of the Deferred Contract Adjustment Payments accrued during the then elapsed portion of such Extension Period.

(b) The Issuers shall give written notice to the Purchase Contract Agent (and the Purchase Contract Agent shall give notice thereof to Holders of Purchase Contracts) of its election to extend any period for the payment of Contract Adjustment Payments, the expected length of any such Extension Period and any extension of any Extension Period, at least five Business Days before the earlier of (i) the Record Date for the Payment Date on which Contract Adjustment Payments would have been payable except for the election to begin or extend the Extension Period or (ii) the date the Purchase Contract Agent is required to give notice to any securities exchange or to Holders of Purchase Contracts of such Record Date or such Payment Date.

(c) The Issuers shall give written notice to the Purchase Contract Agent (and the Purchase Contract Agent shall give notice thereof to Holders of Purchase Contracts) of the end of an Extension Period or its election to pay any portion of the Deferred Contract Adjustment Payments on a payment date prior to the end of an Extension Period, at least five Business Days before the earlier of (i) the Record Date for the Payment Date on which such Extension Period shall end or such payment of Deferred Contract Adjustment Payments shall be made or (ii) the date the Purchase Contract Agent is required to give notice to any securities exchange or to Holders of Purchase Contracts of such Record Date or such Payment Date.

(d) In the event any Issuer exercises its option to defer the payment of Contract Adjustment Payments, then, until all Deferred Contract Adjustment Payments have been paid, such Issuer shall not, and shall not permit any of its subsidiaries to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or their capital stock; provided that such Issuer’s subsidiaries will not be restricted from declaring or paying such dividends, or making such distributions, to such Issuer or any of such Issuer’s other subsidiaries as a result of the foregoing.

5.13	Additional Amounts

(a) All payments made by the Issuers under or with respect to the Units (including interest payments payable on the Notes and Contract Adjustment Payments on the Purchase Contracts that form such Units) shall be made free and clear of and without withholding or deduction for or an account of any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter Taxes) imposed or levied by or on behalf of any jurisdiction from or through which payment on the Units is made, or any political subdivision thereof, or by any authority or agency therein or thereof having power to tax (a Taxing Jurisdiction), unless the Issuers is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuers are so required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to the Units, the Issuers shall pay such additional amounts of interest (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that the Issuers shall not pay Additional Amounts in connection with any Taxes that are imposed due to any of the following (Excluded Additional Amounts):

(i) the Holder or Beneficial Owner has some connection with the Taxing Jurisdiction other than merely holding the Units or receiving payments on the Units (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

(ii) any Tax imposed on or measured by net income;

(iii) the Holder or Beneficial Owner fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (A) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the Tax, (B) the Holder or Beneficial Owner is able to comply with such requirements without undue hardship and (C) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, the Issuers notified such Holder that such Holder shall be required to comply with such requirements;

(iv) the Holder fails to present (where presentation is required) its Unit within 30 calendar days after we have made available to the Holder a payment, provided that the Issuers shall pay Additional Amounts which a Holder would have been entitled to had the Unit owned by such Holder been present on any day (including the last day) within such 30-day period;

(v) any estate, inheritance, gift, value added, use or sales Taxes or any similar Taxes;

(vi) where any Additional Amounts are imposed on a payment on the Units to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform, to such Directive;

(vii) where the Holder or Beneficial Owner could avoid any Additional Amounts by requesting that a payment on the Units be made by, or presenting the relevant Units for payment to, another paying agent located in a Member State of the European Union;

(viii) any withholding or deduction imposed on a payment under the Units which is required to be made pursuant to a European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such directive; or

(ix) any other amounts as provided in the applicable Issuer Order.

The Issuers shall also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers shall furnish to the holders of the Units, within 30 calendar days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuers.

The Issuers shall indemnify and hold harmless each Holder for the amount (other than Excluded Additional Amounts) of (1) any Taxes not withheld or deducted by the Issuers and levied or imposed by a Taxing Jurisdiction and paid by such Holder as a result of payments made under or with respect to the Units, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (3) any Taxes imposed by a Taxing Jurisdiction with respect to any reimbursement under clause (1) or (2) of this paragraph. At least 30 calendar days prior to each date on which any payment under or with respect to the Units is due and payable, if the Issuers is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Issuers shall deliver to the Indenture Trustee and the Purchase Contract Agent an Officers’ Certificate stating the fact that such Additional Amounts shall be payable, the amounts so payable and such other information necessary to enable the Indenture Trustee or the Purchase Contract Agent to pay such Additional Amounts to Holders on the Payment Date. Whenever in the Indenture or the Purchase Contract Agreement there is mentioned, in any context, the payment of any amount payable under or with respect to any Unit, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(b) The Issuers shall pay any stamp, administrative, court, documentary, excise or property taxes arising in a Taxing Jurisdiction in connection with the Additional Amounts and shall indemnify the Holders of the Units for any such taxes paid by the Holders of the Units.

6.	REMEDIES

6.1	Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock

Each Holder of a Unit shall have the right, which is absolute and unconditional, (i) subject to Article Five, to receive each Contract Adjustment Payment due hereunder with respect to the Purchase Contract comprising part of such Unit on the respective Payment Date for such Unit and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.

6.2	Restoration of Rights and Remedies

If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

6.3	Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in Section 3.10(f), no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

6.4	Delay or Omission Not Waiver

No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

6.5	Undertaking for Costs

All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of interest on any Notes or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Unit held by such Holder.

6.6	Waiver of Stay or Extension Laws

The Issuers covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Issuers (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

7.	THE PURCHASE CONTRACT AGENT

7.1	Certain Duties and Responsibilities

(a) The Purchase Contract Agent:

(i) undertakes to perform, with respect to the Units, such duties as are set forth in this Agreement, the Pledge Agreement and the Remarketing Agreement, unless otherwise provided in the applicable Issuer Order, and no implied covenants or obligations shall be read into this Agreement, the Pledge Agreement or the Remarketing Agreement against the Purchase Contract Agent; and

(ii) in the absence of bad faith or gross negligence on its part, may, with respect to the Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, the Pledge Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(b) No provision of this Agreement, the Pledge Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this Section 7.1(b) shall not be construed to limit the effect of Section 7.1(a);

(ii) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts; and

(iii) no provision of this Agreement or the Pledge Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

(d) The Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Purchase Contract Agent.

7.2	Notice of Default

Within 30 days after the occurrence of any default by the Issuers hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Issuers and the Holders of Units, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

7.3	Certain Rights of Purchase Contract Agent

Subject to the provisions of Section 7.1:

(a) the Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Issuers may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Agreement or the Pledge Agreement or the Remarketing Agreement, the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder or thereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Issuers;

(d) the Purchase Contract Agent may consult with counsel of its selection appointed with due care by it hereunder and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Issuers, personally or by agent or attorney;

(f) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees or an Affiliate of the Purchase Contract Agent and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate of the Purchase Contract Agent appointed with due care by it hereunder; provided that the appointment of agents pursuant to this paragraph (f) are subject to the prior written consent of the Issuers, which consent shall not be unreasonably withheld;

(g) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith or gross negligence by it;

(i) the Purchase Contract Agent shall not be deemed to have notice of any adjustment to the Settlement Rate, the occurrence of a Termination Event or any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Units and this Agreement;

(j) the Purchase Contract Agent may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each officer, director, employee of the Purchase Contract Agent and each agent, custodian and other Person employed, in any capacity whatsoever, by the Purchase Contract Agent to act hereunder and shall survive the resignation or removal of the Purchase Contract Agent and the termination of this Agreement; and

(l) the Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein.

7.4	Not Responsible for Recitals or Issuance of Units

The recitals contained herein, in the Pledge Agreement, the Remarketing Agreement and in the Certificates shall be taken as the statements of the Issuers, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units, or of the Pledge Agreement or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Purchase Contract Agent shall not be accountable for the use or application by the Issuers of the proceeds in respect of the Purchase Contracts.

7.5	May Hold Units

Any Security Registrar or any other agent of the Issuers, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Issuers, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Issuers may become the owner or pledgee of Units.

7.6	Money Held in Custody

Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent’s other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Issuers.

7.7	Compensation and Reimbursement

The Issuers agree:

(a) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder, under the Pledge Agreement and under the Remarketing Agreement as the Issuers and the Purchase Contract Agent shall from time to time agree in writing;

(b) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement, the Pledge Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement, the Pledge Agreement and the Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(c) to indemnify and defend the Purchase Contract Agent and any predecessor Purchase Contract Agent (and each of its directors, officers, agents and employees, collectively, the Indemnitees) for, and to hold each Indemnitee harmless against, any loss, claim, damage, fine, penalty, liability or expense (including reasonable fees and expenses of counsel) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Pledge Agreement and the Remarketing Agreement, including the Indemnitees’ reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuers, a Holder or any other person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent’s powers or duties hereunder or thereunder.

The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent and the termination of this Agreement.

7.8	Corporate Purchase Contract Agent Required; Eligibility

There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such Person publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

7.9	Resignation and Removal; Appointment of Successor

(a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

(b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Issuers 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Issuers. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d) If at any time:

(i) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Unit for at least six months;

(ii) the Purchase Contract Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Issuers or by any such Holder; or

(iii) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers by a Board Resolution may remove the Purchase Contract Agent, or (B) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Issuers, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Issuers and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f) The Issuers shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

7.10	Acceptance of Appointment by Successor

(a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Issuers or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b) Upon request of any such successor Purchase Contract Agent, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in Section 7.10(a).

(c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article Seven.

7.11	Merger, Conversion, Consolidation or Succession to Business

Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Units.

7.12	Preservation of Information

The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.

7.13	No Obligations of Purchase Contract Agent

Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement, the Remarketing Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Issuers agree, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement, the Pledge Agreement or the Remarketing Agreement to any third party for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action.

7.14	Tax Compliance

(a) The Purchase Contract Agent, on its own behalf and on behalf of the Issuers, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Issuers with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.1(a)(ii) hereof.

(c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Issuers or its authorized representative within a reasonable period of time after receipt of such request.

8.	SUPPLEMENTAL AGREEMENTS

8.1	Supplemental Agreements Without Consent of Holders

Without the consent of any Holders, the Issuers, when authorized by a Board Resolution, and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Issuers and the Purchase Contract Agent, to:

(a) evidence the succession of another Person to the Issuers, and the assumption by any such successor of the covenants of the Issuers herein and in the Certificates;

(b) evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;

(c) add to the covenants of the Issuers for the benefit of the Holders, or surrender any right or power herein conferred upon the Issuers;

(d) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.4(b); or

(e) except as provided for in Section 5.4, cure any ambiguity, correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.

8.2	Supplemental Agreements with Consent of Holders

(a) Unless otherwise provided in the applicable Issuer Order, with the consent of the Holders of not less than a majority of the Outstanding Units voting together as one class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Issuers and the Purchase Contract Agent, the Issuers, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, the Pledge Agreement or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby,

(i) change any Payment Date;

(ii) change the amount or the type of Collateral required to be Pledged to secure a Holder’s obligations under the Purchase Contract, unless such change is not adverse to the Holders, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral or adversely alter the rights in or to such Collateral;

(iii) impair the Holders’ right to institute suit for the enforcement of any Purchase Contract or any Contract Adjustment Payments;

(iv) reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise adversely affect the Holder’s rights under the Purchase Contract;

(v) reduce any Contract Adjustment Payments or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable; or

(vi) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Purchase Contracts or the Pledge Agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (i) through (vi) above.

(b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

8.3	Execution of Supplemental Agreements

In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be entitled to receive, and (subject to Sections 7.1 and 7.3) shall be fully authorized and protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent’s own rights, duties, privileges, protections, indemnities, liabilities or immunities under this Agreement or otherwise.

8.4	Effect of Supplemental Agreements

Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

8.5	Reference to Supplemental Agreements

Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Issuers shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Issuers, to any such supplemental agreement may be prepared and executed by the Issuers and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

9.	CONSOLIDATION, AMALGAMATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

9.1	Covenant Not to Consolidate, Amalgamate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions

Each Issuer covenants that it will not, in a single transaction or series of related transactions,

(a) consolidate with, convert into, amalgamate with or merge with or into, any other Person or permit any other Person to consolidate with, convert into, amalgamate with or merge with or into such Issuer in a transaction in which such Issuer is not the surviving or continuing Person, or

(b) directly or indirectly sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person, unless in the case of clauses (a) and (b) of this covenant:

(i) in a transaction in which such Issuer does not survive or in which such Issuer sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its assets, the successor entity to such Issuer is organized under (i) the laws of the United States or any State thereof or the District of Columbia or (ii) the laws of Bermuda and which, in the case of any of the events under subclause (i) or (ii) shall expressly assume, by a supplemental agreement executed and delivered to the Purchase Contract Agent, in a form reasonably satisfactory to the Purchase Contract Agent, all of the Issuer’s obligations, as modified pursuant to Section 9.2 hereof, under the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement;

(ii) immediately before and after giving effect to such transaction, neither the Issuers nor any successor entity shall be in default of payment obligations under the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement or in material default in the performance of any other covenants under such agreements; and

(iii) the Issuers and the successor Person have delivered to the Purchase Contract Agent an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, amalgamation, merger, conveyance, lease, acquisition or transfer and such supplemental agreement comply with this Article Nine and that all conditions precedent herein provided for relating to such transaction have been complied with.

9.2	Rights and Duties of Successor Person

In case of any such merger, amalgamation, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor Person in accordance with Section 9.1, such successor Person shall succeed to and be substituted for the Issuers with the same effect as if it had been named herein as the Issuers. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuers, any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Purchase Contract Agent; and, upon the order of such successor Person, instead of the Issuers, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Issuers to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Units which such successor Person thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

In case of any such merger, amalgamation, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

10.	COVENANTS

10.1	Performance under Purchase Contracts

Each Issuer covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

10.2	Maintenance of Office or Agency

(a) Each Issuer will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Cash Merger Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of Corporate Units and where notices and demands to or upon the Issuers in respect of the Units and this Agreement may be served. The Issuers will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Issuers initially designate the Corporate Trust Office of the Purchase Contract Agent as such office of the Issuers. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuers hereby appoint the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Issuers may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve any Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Issuers will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby designate as the place of payment for the Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

10.3	Issuers to Reserve Common Stock

The Issuers shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

10.4	Covenants as to Common Stock

The Issuers covenant that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

10.5	Statements of Officers of the Issuers as to Default

The Issuers will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Issuers (which as of the date hereof is December 31) ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Issuers is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Issuers shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

10.6	ERISA

Each Holder from time to time of the Units hereby represents that either (i) no portion of the assets used by such Holder to acquire the Corporate Units constitutes assets of a Plan or (ii) the purchase or holding of the Corporate Units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4973 of the Code or similar violation under any applicable laws.

10.7	Tax Treatment

Each Issuer covenants and agrees, and by purchasing a Treasury Unit or a Corporate Unit each Holder agrees, for United States federal, state and local income and franchise tax purposes, to (i) treat a Holder’s acquisition of the Treasury Units or Corporate Units as the acquisition of the Treasury Securities or Notes, as the case may be, and Purchase Contracts constituting the Treasury Units or the Corporate Units, as the case may be, (ii) treat each Holder as the owner of the applicable interest in the Collateral Account, including the Notes or the Treasury Securities and (iii) treat each Note as indebtedness of the Issuers.

[SIGNATURES ON THE FOLLOWING PAGE]

SIGNATORIES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AEGON LTD.

By:
Name:
Title:

AEGON FUNDING COMPANY LLC

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By:	[•],

not individually but solely as Attorney-in-Fact of such Holder

By:
Name:
Title:

DATED:

SCHEDULE 1

FORM OF FACE OF CORPORATE UNIT CERTIFICATE

[IF THIS CERTIFICATE IS TO BE A GLOBAL CERTIFICATE, INSERT:]

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, [570 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310], TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1 CUSIP No. [•]

Number of Corporate Units: [•]

Aegon Ltd. and AEGON Funding Company LLC

Corporate Units

This Corporate Units Certificate certifies that [Cede & Co.] [•] is the registered Holder of the number of Corporate Units set forth above [For inclusion in Global Certificates only—or such other number of Corporate Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto], which number shall not exceed [5,000,000]. Each Corporate Unit consists of (i) the beneficial ownership by the Holder of one Note of principal amount of [•] due [•] (the Note) of [Aegon Ltd. and AEGON Funding Company LLC] (the Issuers), subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Issuers. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Pledge Agreement, the Note constituting part of each Corporate Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Issuers, to secure the obligations of the Holder under the Purchase Contract comprising part of such Corporate Unit.

The Purchase Contract Agreement and Pledge Agreement provide that all payments with respect to any of the Pledged Notes constituting part of the Corporate Units received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) interest on Pledged Notes and (B) any payments of the principal amount of any Notes that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract at an account designated by the Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments with respect to the principal amount of the Notes, to the Issuers on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units of which such Pledged Notes are a part under the Purchase Contracts forming a part of such Corporate Units. Interest on the Notes forming part of a Corporate Units evidenced hereby, which are payable quarterly in arrears on [•], [•], [•] and [•] of each year, commencing [•] (Payment Date), shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Issuers to sell, on [•] (the Purchase Contract Settlement Date), at a price equal to $[•] (the Stated Amount), a number of newly issued shares of [•] (Common Stock), of the Issuers, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the Purchase Price) for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of (i) cash received from a Holder or (ii) payment received in respect of the Notes pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

Each Purchase Contract evidenced hereby obligates the Holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat an acquisition of the Corporate Units as an acquisition of the Notes and Purchase Contracts constituting the Corporate Units, (ii) treat itself as owner of the applicable interest in the Collateral Account, including the Notes and (iii) treat each Note as indebtedness of the Issuers.

The Issuers shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the Contract Adjustment Payments) equal to [•]% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate is registered at the close of business on the Record Date for such Payment Date. The Issuers may, at its option, defer such Contract Adjustment Payments.

Interest on the Notes and the Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Issuers, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuers and the Holder specified above have caused this instrument to be duly executed.

AEGON LTD.

By:
Name:
Title:

AEGON FUNDING COMPANY LLC

By:
Name:
Title:

HOLDER SPECIFIED ABOVE
(as to obligations of such Holder under the Purchase Contracts)

By:	[•],
not individually but solely as Attorney-in-Fact of such Holder

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION OF PURCHASE CONTRACT AGENT

This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract Agreement.

[•], as Purchase Contract Agent

By:
Name:
Title:

Dated:

FORM OF REVERSE OF CORPORATE UNIT CERTIFICATE

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of February [•], 20[•] (as may be supplemented from time to time, the (Purchase Contract Agreement), between the Issuers and [•], as Purchase Contract Agent (including its successors hereunder, the (Purchase Contract Agent), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Issuers, and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Issuers to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the Purchase Price), a number of shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The (Settlement Rate) is equal to:

1.	if the Adjusted Applicable Market Value (as defined below) is greater than or equal to $[•] (the Threshold Appreciation Price), [•] shares of Common Stock per Purchase Contract;

2.

if the Adjusted Applicable Market Value is less than the Threshold Appreciation Price but greater than $[•] (the Reference Price), the number of shares of Common Stock per Purchase Contact having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value; and

3.	if the Adjusted Applicable Market Value is less than or equal to the Reference Price, [•] shares of Common Stock per Purchase Contract;

in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/100th of a share).

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.9 of the Purchase Contract Agreement.

Each Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Issuers to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

The Applicable Market Value means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date subject to adjustments set forth under Section 5.4 of the Purchase Contract Agreement.

The Adjusted Applicable Market Value means (i) prior to any adjustment of the Settlement Rate pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a) of the Purchase Contract Agreement, the Applicable Market Value, and (ii) at the time of and after any adjustment of the Settlement Rate pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii)

or (x) of Section 5.4(a) of the Purchase Contract Agreement, the Applicable Market Value multiplied by a fraction, the numerator of which shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a) of the Purchase Contract Agreement and the denominator of which shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a) of the Purchase Contract Agreement during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

The Closing Price of the Common Stock on any date of determination means the closing sale price of the Common Stock on Euronext Amsterdam, or any successor to it (or such other exchange as may be specified in the applicable Issuer Order or the prospectus supplement, or any free writing prospectus, relating to the offering of the relevant Purchase Contract), on such date or, if the Common Stock is not listed for trading on Euronext Amsterdam (or such other exchange) on any such date, the market value of the Common Stock in euro (or such other currency as may be specified in the applicable Issuer Order or the prospectus supplement, or any free writing prospectus, relating to the offering of the relevant Purchase Contract) on the date of determination as determined by an internationally recognized independent investment banking firm retained by the Issuers for this purpose.

A Trading Day means a day on which Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock.

In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate Units Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of the Remarketing of the related Pledged Notes or the automatic Put Right. A Holder of Corporate Units who (1) does not, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, or (2) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement, shall pay the Purchase Price, less the amount of any Deferred Contract Adjustment Payments payable to such Holder, for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the related Pledged Notes held by the Collateral Agent unless the Holder has previously made a Cash Merger Early Settlement. Such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the Remarketing Date.

As provided in the Purchase Contract Agreement, upon the occurrence of a Failed Remarketing, unless a Holder of a Pledged Note has notified the Purchase Contract Agent of its intent to effect a Cash Settlement of the Purchase Contract and delivered the Purchase Price to the Collateral Agent pursuant to the Purchase Contract Agreement, such Holder shall be deemed to have exercised such Holder’s Put Right and to have elected to pay the Purchase Price under the Purchase Contract out of a portion of the proceeds from the Put Right in full satisfaction of such Holder’s obligations under the Purchase Contract. In the event of the Issuer’s failure to pay the Put Price when due, the Issuers shall be deemed to have netted such Holder’s obligation to pay the Issuers the Purchase Price under the Purchase Contracts against the Issuer’s obligations to pay the Put Price, in full satisfaction of such Holder’s obligation under the Purchase Contracts.

The Issuers shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

Each Purchase Contract evidenced hereby and all obligations and rights of the Issuers and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Issuers shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Notes. A Corporate Unit shall thereafter represent the right to receive the Note in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

Under the terms of the Pledge Agreement and the Purchase Contract Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the Corporate Units Holders a notice:

1.	containing such information as is contained in the notice or solicitation;

2.

stating that each Corporate Units Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Notes constituting a part of such Holder’s Corporate Units; and

3.	stating the manner in which such instructions may be given.

Upon the written request of the Corporate Units Holders on such record date, received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Note evidenced by such Corporate Unit.

The Corporate Units Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Issuers and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute a Treasury Security for a Note, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate Units remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Units in respect of the Notes and Purchase Contract constituting such Corporate Units may be transferred and exchanged only as a Corporate Unit.

Subject to the conditions set forth in the Purchase Contract Agreement, the Holder of corporate Units may substitute, at anytime prior to 5:00 p.m. (New York city time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, for the Pledged Notes securing such Holder’s obligations under the related Purchase Contracts, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Pledged Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, each Unit for which such Pledged Treasury Securities secures the Holder’s obligation under the Purchase Contract shall be referred to as a (Treasury Unit). A Holder may make such Collateral Substitution only in integral multiples of Ÿ Corporate Units for Ÿ Treasury Units.

The Issuers shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Corporate Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Issuers, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

The Issuers have the right to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date (or in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be) as set forth in the Purchase Contract Agreement. If the Issuers so elects to defer Contract Adjustment Payments, the Issuers shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment Payments at a rate equal to [•]% per annum, compounding on each succeeding Payment Date, until such deferred installments are paid. In the event that the Issuers elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date (or, in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be), each Holder will receive on the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable, the Deferred Contract Adjustment Payments to the extent such fees are not deducted from the Settlement Price in the case of a Cash Settlement or any Early Settlement or Cash Merger Early Settlement as set forth in the Purchase Contract Agreement.

The Purchase Contracts and all obligations and rights of the Issuers and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Issuers to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Issuers, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Issuers shall promptly but in no event later than two Business Days thereafter give written notice of the Termination Event to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Notes from the Pledge in accordance with the provisions of the Pledge Agreement.

Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date (Early Settlement) as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Corporate Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Issuers in an amount (the Early Settlement Amount) equal to:

(i) the sum of (A) the product of (i) the Stated Amount times (II) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments (including any Deferred Contract Adjustment Payments) payable on such Payment Date with respect to such Purchase Contracts.

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Notes shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Early Settlement is effected equal to [•] shares of Common Stock per Purchase Contract (the Early Settlement Rate). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in Section 5.4 of the Purchase Contract Agreement.

Upon the occurrence of a Cash Merger, a Holder of Corporate Units may effect Cash Merger Early Settlement of the Purchase Contract underlying such Corporate Units pursuant to the terms of Section 5.4(b)(ii) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the Pledged Notes shall be released from the Pledge as provided in the Pledge Agreement.

Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Units Certificate. The Issuers covenant and agree, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Corporate Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Issuers or its trustee in the event that the Issuers becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Notes pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments with respect to the aggregate principal amount of the Pledged Notes on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Issuers in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

Prior to due presentment of this Certificate for registration of transfer, the Issuers, the Purchase Contract Agent and its Affiliates and any agent of the Issuers or the Purchase Contract Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable on the Notes, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Issuers, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in common

UNIF GIFT MIN ACT:	Custodian

(cust)	(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common. Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney, to transfer said Corporate Units Certificates on the books of Aegon Ltd. and AEGON Funding Company LLC, with full power of substitution in the premises.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature:

Signature Guarantee: (if assigned to another person)

If shares are to be registered in the name of and delivered to a Registered Holder Person other than the Holder, please (i) print such Person’s name and address and provide a guarantee of your signature:

Please print name and address of Registered Holder:

Name: Address:

Name: Address:

Social Security or other Taxpayer Identification Number, if any:

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement following a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature:

Signature Guarantee:

Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Corporate Units Certificates are to be registered in the name of and delivered to and Pledged Notes are to be transferred to a Person other than the Holder, please print such Person’s name and address:

Registered Holder: Name: Address:

Name: Address:

Social Security or other Taxpayer Identification Number, if any:

Transfer Instructions for Pledged Notes transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Corporate Units of this Global Certificate is [•]. The following increase or decreases in this Global Certificate have been made:

Amount of increase in Number of corporate Units evidenced by the Global Certificate	Amount of decrease in Number of Corporate Units evidenced by the Global Certificate	Number of Corporate Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized Signatory of Purchase Contract Agent

SCHEDULE 2

FORM OF FACE OF TREASURY UNIT CERTIFICATE

[IF THIS CERTIFICATE IS TO BE A GLOBAL CERTIFICATE, INSERT:]

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, [570 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310], TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1 CUSIP No. [•]

Number of Treasury Units: 0

Aegon Ltd. and AEGON Funding Company LLC

Treasury Units

This Treasury Units Certificate certifies that [Cede & Co.] [•] is the registered Holder of the number of Treasury Units set forth above [For inclusion in Global Certificates only—or such other number of Treasury Units as is reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto], which number shall not exceed [•]. Each Treasury Unit consists of (i) a 1/40th undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Aegon Ltd. and AEGON Funding Company LLC (the Issuers). All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Issuers, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury Unit. Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Issuers, to sell, on [•] (the Purchase Contract Settlement Date), at a price equal to $[•] (the Stated Amount), a number of [•] (Common

Stock), of the Issuers, equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the Purchase Price) for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Purchase Contract of the Treasury Units of which such Purchase Contract is a part.

Each Purchase Contract evidenced hereby obligates the Holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat an acquisition of the Treasury Units as an acquisition of the Treasury Securities and Purchase Contracts constituting the Treasury Units and (ii) treat itself as owner of the applicable interest in the Collateral Account, including the Treasury Securities.

The Issuers shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby, an amount (the Contract Adjustment Payments) equal to [•]% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate is registered at the close of business on the Record Date for such Payment Date. The Issuers may, at its option, defer such Contract Adjustment Payments.

Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Issuers, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuers and the Holder specified above have caused this instrument to be duly executed.

AEGON LTD.

By:
Name:
Title:

AEGON FUNDING COMPANY LLC

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

[•], not individually but solely as Attorney-in-Fact of such Holder

By:

Authorized Officer

Dated:

CERTIFICATE OF AUTHENTICATION OF PURCHASE CONTRACT AGENT

This ____________ is one of the Treasury Units referred to in the within-mentioned Purchase Contract Agreement.

[•], as Purchase Contract Agent not individually but solely as Attorney-in-Fact of such Holder

By:

Authorized Officer

Dated:

REVERSE OF TREASURY UNIT CERTIFICATE

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of [•] (as such may be supplemented from time to time, the Purchase Contract Agreement) between the Issuers and [•], as Purchase Contract Agent (including its successors thereunder, herein called the Purchase Contract Agent), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Issuers and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Issuers to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the Purchase Price) a number of newly issued shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The Settlement Rate is equal to:

1.	if the Adjusted Applicable Market Value (as defined below) is greater than or equal to $[•] (the Threshold Appreciation Price), [•] shares of Common Stock per Purchase Contract;

2.

if the Adjusted Applicable Market Value is less than the Threshold Appreciation Price but greater than $[•] (the Reference Price), the number of shares of Common Stock per Purchase Contact having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value; and

3.	if the Adjusted Applicable Market Value is less than or equal to the Reference Price, [•] shares of Common Stock per Purchase Contract;

in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.9 of the Purchase Contract Agreement.

Each Purchase Contract evidenced hereby that is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Treasury Units to purchase at the Purchase Price, and the Issuers to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

The Applicable Market Value means the average of the Closing Prices per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date, subject to adjustments set forth under Section 5.4 hereof.

The Adjusted Applicable Market Value means (i) prior to any adjustment of the Settlement Rate pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a) of the Purchase Contract Agreement, the Applicable Market Value, and (ii) at the time of and after any adjustment of the Settlement Rate pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a) of the Purchase Contract Agreement, the Applicable Market Value multiplied by a fraction, the numerator of which shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a) of the Purchase Contract Agreement and the denominator of which shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.4(a) of the Purchase Contract Agreement during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

The Closing Price of the Common Stock on any date of determination means the closing sale price of the Common Stock on Euronext Amsterdam, or any successor to it (or such other exchange as may be specified in the applicable Issuer Order or the prospectus supplement, or any free writing prospectus, relating to the offering of the relevant Purchase Contract), on such date or, if the Common Stock is not listed for trading on Euronext Amsterdam (or such other exchange) on any such date, the market value of the Common Stock in euro (or such other currency as may be specified in the applicable Issuer Order or the prospectus supplement, or any free writing prospectus, relating to the offering of the relevant Purchase Contract) on the date of determination as determined by an internationally recognized independent investment banking firm retained by the Issuers for this purpose.

A Trading Day means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury Unit shall pay the Purchase Price for the shares of the Common Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement of each such Purchase

Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder’s Treasury Unit equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of Treasury Units who on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement shall pay the Purchase Price, less the amount of any Deferred Contract Adjustment Payments payable to such Holder, for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

The Issuers shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

The Issuers have the right to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date (or in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be) as set forth in the Purchase Contract Agreement. If the Issuers so elects to defer Contract Adjustment Payments, the Issuers shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment Payments at a rate equal to [•]% per annum, compounding on each succeeding Payment Date, until such deferred installments are paid. In the event that the Issuers elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date (or, in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be), each Holder will receive on the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable, the aggregate amount of Deferred Contract Adjustment Payments to the extent such fees are not deducted from the Settlement Price in the case of a Cash Settlement or any Early Settlement or Cash Merger Early Settlement as set forth in the Purchase Contract Agreement.

The Purchase Contracts and all obligations and rights of the Issuers and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Issuers to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Issuers, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Issuers shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Treasury Unit. A Treasury Unit shall thereafter represent the right to receive the Proceeds of the Treasury Security forming a part of such Treasury Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Issuers and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Notes, for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury Unit may be transferred and exchanged only as a Treasury Unit.

A Holder of Treasury Units may recreate, at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, Corporate Units by delivering to the Securities Intermediary Notes with an aggregate principal amount, equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder’s Units shall be referred to as a Corporate Unit. Any such creation of Corporate Units may be effected only in multiples of 40 Treasury Units for 40 Corporate Units.

The Issuers shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Treasury Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

The Purchase Contracts and all obligations and rights of the Issuers and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Issuers to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Issuers, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Issuers shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Treasury Unit shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Treasury Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early (Early Settlement) as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Treasury Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Issuers in an amount (the Early Settlement Amount) equal to:

(i)

the sum of (A) the product of (i) the Stated Amount times the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments (including any Deferred Contract Adjustment Payments) payable on such Payment Date with respect to such Purchase Contracts.

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities underlying such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Early Settlement is effected equal to [•] shares of Common Stock per Purchase Contract (the Early Settlement Rate). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in Section 5.4 of the Purchase Contract Agreement.

Upon the occurrence of a Cash Merger, a Holder of Treasury Units may effect Cash Merger Early Settlement of the Purchase Contract underlying such Treasury Units pursuant to the terms of Section 5.4(b)(ii) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities underlying such Treasury Units shall be released from the Pledge as provided in the Pledge Agreement.

Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Units Certificate. The Issuers covenant and agree, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Treasury Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Issuers or its trustee in the event that the Issuers becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Issuers in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

Prior to due presentment of this Certificate for registration or transfer, the Issuers, the Purchase Contract Agent and its Affiliates and any agent of the Issuers or the Purchase Contract Agent may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Issuers, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in common

UNIF GIFT MIN ACT:	Custodian
(cust)	(minor)
Under Uniform Gifts to Minors Act of

TENANT: as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common. Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing [•] attorney to transfer said Treasury Units Certificates on the books of Aegon Ltd. and AEGON Funding Company LLC, with full power of substitution in the premises.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

(if assigned to another person)

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature:

Signature Guarantee: (if assigned to another person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

REGISTERED HOLDER

Please print name and address of Registered Holder:

Name: Address:

Name: Address:

Social Security or other Taxpayer Identification Number, if any:

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement upon a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate specified below. The option to effect [Early Settlement] [Cash Merger Early Settlement] may be exercised only with respect to Purchase Contracts underlying Treasury Units with an aggregate Stated Amount equal to [•] or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which Cash Merger Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature:

Signature Guarantee:

Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Treasury Units Certificates are to be registered in the name of and delivered to and Pledged Treasury Securities are to be transferred to a Person other than the Holder, please print such Person’s name and address:

REGISTERED HOLDER

Please print name and address of Registered Holder:

Name: Address:

Name: Address:

Social Security or other Taxpayer Identification Number, if any:

Transfer Instructions for Pledged Treasury Securities Transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Treasury Units of this Global Certificate is 0. The following increases or decreases in this Global Certificate have been made:

Amount of increase in Number of Treasury Units evidenced by the Global Certificate	Amount of decrease in Number of Treasury Units evidenced by the Global Certificate	Number of Treasury Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized Signatory of Purchase Contract Agent

SCHEDULE 3

INSTRUCTION TO PURCHASE CONTRACT AGENT

[•]

The Purchase Contract Agent

[•]

Fax: [•]

Attn: Corporate Trust Division

Re: [[•] Corporate Units] [[•] Treasury Units] of Aegon Ltd. and AEGON Funding Company LLC (the Issuers)

The undersigned Holder hereby notifies you that it has delivered to [•], as Securities Intermediary, for credit to the Collateral Account, $[•] aggregate principal amount of [Notes] [Treasury Securities] in exchange for the [Pledged Notes] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Pledge Agreement, dated as of [•] (the Pledge Agreement; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Issuers, the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units].

Dated:	Signature:

Signature Guarantee:

Please print name and address of Registered Holder:

Name: Address:

Name: Address:

Social Security or other Taxpayer Identification Number, if any:

SCHEDULE 4

NOTICE FROM PURCHASE CONTRACT AGENT TO HOLDERS

(Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

Attention:

Telecopy:

Re: [[•] Corporate Units] [[•] Treasury Units] of Aegon Ltd. and AEGON Funding Company LLC (the Issuers)

Please refer to the Purchase Contract Agreement, dated as of [•] (the Purchase Contract Agreement; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Issuers and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time.

We hereby notify you that a Termination Event has occurred and that [the Notes] [the Treasury Securities] compromising a portion of your ownership interest in [•] [Corporate Units] [Treasury Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Notes] [Treasury Securities] (the Released Securities).

Pursuant to Section 3.15 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Corporate Units] [Treasury Units] effected through book-entry or by delivery to us of your [Corporate Units Certificate] [Treasury Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate Units] [Treasury Units] are transferred or your [Corporate Units Certificate] [Treasury Units Certificate] is surrendered or satisfactory evidence is provided that such [Corporate Units Certificate] [Treasury Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Issuers may require.

Date:	By: [•], as the Purchase Contract Agent

Name: Title: Authorized Signatory

SCHEDULE 5

NOTICE TO SETTLE BY CASH

[•]

[•]

Fax: [•]

Attn: Corporate Trust Division

Re: [•] Corporate Units of Aegon Ltd. and AEGON Funding Company LLC (the Issuers)

The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.2 of the Purchase Contract Agreement, dated as of [•] (the Purchase Contract Agreement; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Issuers and you, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to or on 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers’ check or wire transfer, in immediately available funds), $[•] as the Purchase Price for the shares of Common Stock issuable to such Holder by the Issuers with respect to [•] Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holder’s election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder’s Corporate Units.

Dated:	Signature:

Signature Guarantee:

Please print name and address of Registered Holder:

SCHEDULE 6

NOTICE FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT

(Settlement of Purchase Contract through Remarketing)

[•]

The Collateral Agent

[•]

Fax: [•]

Attn: Corporate Trust Division

Re: [•] Corporate Units of Aegon Ltd. and AEGON Funding Company LLC (the Issuers)

Please refer to the Purchase Contract Agreement, dated as of [•] (the Purchase Contract Agreement; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Issuers and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units from time to time.

In accordance with Section 5.2 of the Purchase Contract Agreement and, based on notices of [Early Settlements][Cash Settlements] received from Holders of Corporate Units as of 5:00 p.m. (New York City time), on the fifth Business Day immediately preceding the [•] Remarketing Date, we hereby notify you that an aggregate principal amount of $[•] Notes is to be tendered for purchase in the Remarketing.

Date:	By: [•], as the Purchase Contract Agent

Name: Title: Authorized Signatory

EXHIBIT 7

FORM OF PURCHASE CONTRACT CONTEMPLATING SALE BY AEGON LTD.

AND AEGON FUNDING COMPANY LLC

[Insert Designation of Purchase Contracts]

PURCHASE CONTRACT

between

[•]

and

or registered assigns,

as holder hereunder (the Holder)

All capitalized terms used but not defined herein that are defined in the Purchase Contract Agreement (described below) have the meanings set forth therein or in the applicable Issuer Order, and if not defined therein, have the meaning set forth below.

Purchase Contract Property:

Quantity:

Purchase Price:

Purchase Contract Settlement Date:

Date of Payment of Purchase Price, if different from Purchase Contract Settlement Date:

Payment Location:

Method of Settlement:

Currency of Settlement Payment:

Authorized Number of Purchase Contracts:

Aggregate Purchase Price:

Aggregate Quantity of Purchase Contract Property:

Contract Fees:

Issuers Acceleration:

Holders’ Acceleration:

Redemption Provisions:

Other Terms:

Subject to the conditions hereinafter set forth, the Holder agrees to purchase and each of the Issuers agrees to sell, subject to the terms of the Purchase Contract Agreement referred to below and as set forth herein, on the Settlement Date, the Aggregate Quantity of Purchase Contract Property, for the Purchase Price. The Purchase Contract(s) evidenced hereby shall not entitle the Holder to purchase the Purchase Contract Property prior to the Settlement Date.

1

The Purchase Price for the Purchase Contract Property purchased pursuant to the Purchase Contracts evidenced hereby shall be payable at the Payment Location on the Settlement Date pursuant to the Method of Settlement in the Currency of Settlement Payment.

Each Purchase Contract evidenced hereby is one of a duly authorized issue of not more than the Authorized Number of Purchase Contracts of the Issuers relating to the purchase by holders of not more than the Aggregate Quantity of Purchase Contract Property issued under the Purchase Contract Agreement, dated as of [•] (the Purchase Contract Agreement), among the Issuers, [•], as Agent (the Agent) and the Holders from time to time of Purchase Contracts, to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Issuers and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed, countersigned, executed on behalf of the Holder and delivered.

The Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with any transfer or exchange of each Purchase Contract evidenced hereby. No service charge shall be required for any such registration of transfer or exchange, but the Issuers and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange of Purchase Contracts.

Upon registration of transfer of this Purchase Contract, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts hereby. The Issuers covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The extent to which, and the terms upon which, any cash or other property (other than the Purchase Contract Property) is payable or deliverable with respect to the Purchase Contracts evidenced hereby is described above under Contract Fees. The extent to which, and the terms upon which, the Issuers may accelerate the obligations of the Issuers and the Holders of the Purchase Contracts evidenced hereby is described above under “Issuers Acceleration”. The extent to which, and the terms upon which, the Holders of such Purchase Contracts may accelerate the obligations of the Issuers and the Holders of the Purchase Contracts is described above under “Holders’ Acceleration”. The extent to which, and the terms upon which, the Issuers may redeem the Purchase Contracts evidenced hereby is described above under Redemption Provisions.

Subject to certain exceptions, the terms of the Purchase Contracts and the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of not less than a majority of the affected outstanding Purchase Contracts and certain Purchase Contract Defaults may be waived with the consent of the Holders of a majority of the affected outstanding Purchase Contracts. Without the consent of any Holder of Purchase Contracts, the terms of the Purchase Contract Agreement the Purchase Contracts may be amended to, among other things, cure any ambiguity, to correct or supplement any provision in the Purchase Contract Agreement or Purchase Contract, to add to covenants of the Issuers or Agent or to make any other provisions with respect to matters or questions arising under the Purchase Contract Agreement or the Purchase Contracts that do not adversely affect the interests of the Holders in any material respect.

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Holders of the Purchase Contracts may not enforce the Purchase Contract Agreement or such Purchase Contracts except as provided in the Purchase Contract Agreement.

Any incorporator, or past, present or future stockholder, officer, attorney-in-fact or director, as such, of the Issuers or of any successor corporation shall not have any liability for any obligations of the Issuers under the Purchase Contracts or the Purchase Contract Agreement or for any claim based on, with respect to or by reason of such obligations or their creation. The Holder by his acceptance hereof waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Purchase Contracts.

The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment of a Purchase Contract for registration of transfer, the Issuers, the Agent, and any agent of the Issuers or the Agent, may treat the Person in whose name this Purchase Contract is registered as a party to the Purchase Contracts evidenced hereby for the purpose of performance of such Purchase Contracts and for all other purposes whatsoever, and neither the Issuers, nor the Agent, shall be affected by notice to the contrary.

The Holder, by his acceptance hereof, authorizes the Agent to execute the Purchase Contracts evidenced hereby on his behalf, authorizes and directs the Agent on his behalf to take such other action, and covenants and agrees to take such other action, as may be necessary or appropriate, or as may be required by the Agent, to effectuate the provisions of the Purchase Contract Agreement relating to the purchase of the Purchase Contract Property appoints the agent as his attorney-in-fact for any and all such purposes, and agrees to be bound by the terms thereof.

The Purchase Contracts shall not, prior to the performance thereof, entitle the Holder to any of the rights of a holder of the Purchase Contract Property.

No Purchase Contract evidenced hereby shall be valid or obligatory for any purpose until countersigned and executed on behalf of the Holder by the Agent, pursuant to the Purchase Contract Agreement.

SIGNATORIES

IN WITNESS WHEREOF, the parties to this Purchase Contract have cause this instrument to be duly executed.

AEGON LTD.

By:
Name:
Title:

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AEGON FUNDING COMPANY LLC

By:
Name:
Title:

HOLDER SPECIFIED ABOVE
(as to obligations of such Holder under the Purchase Contracts)

By:	[•],
not individually but solely as Attorney-in-Fact of such Holder

AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates of Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

[•], as Purchase Contract Agent

By:
Name:
Title:

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SETTLEMENT INSTRUCTIONS

SCHEDULE A

The undersigned Holder directs that a certificate for the Purchase Contract Property deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts be registered in the name of, and delivered to the undersigned at the address indicated below unless a different name and address have been indicated below. If the Purchase Contract Property is to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:

Signature

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If the Purchase Contract Property is to be registered in the name of and delivered to Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER

Please print name and address of Registered Holder:
Name	Name
Address	Address
Social Security or other Taxpayer Identification Number, if any

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ELECTION TO SETTLE EARLY

SCHEDULE B

The undersigned Holder of this Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts specified below. The undersigned Holder directs that the Purchase Contract Property deliverable upon such Early Settlement be registered in the name of, and delivered to the undersigned at the address indicated below unless a different name and address have been indicated below. If the Purchase Contract Property are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:

Signature

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If the Purchase Contract Property is to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER

Please print name and address of Registered Holder:
Name	Name
Address	Address
Social Security or other Taxpayer Identification Number, if any

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